CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee(1)
5.875% Notes due 2045	US$	2,000,000,000	99.336%	US$	1,986,720,000	US$	$255,889.54

________________

(1)	Calculated in accordance with Rules 457(r) of the Securities Act of 1933, as amended. The total registration fee due for this offering is U.S.$ 255,889.54.

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-190198

PROSPECTUS SUPPLEMENT

(To prospectus dated July 26, 2013)

ECOPETROL S.A.

US$2,000,000,000 5.875% Notes due 2045

The 5.875% Notes due 2045 (the “notes”) will constitute our general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of our other present and future unsecured and unsubordinated obligations that constitute our External Indebtedness (as defined in the accompanying prospectus). Although we are 88.49% owned by the Republic of Colombia, or the Nation, the Nation is not liable for our obligations under the notes. The notes will be issued only in registered form in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.

The notes will mature on May 28, 2045 and will bear interest at the rate of 5.875% per annum. Interest on the notes will be payable on May 28 and November 28 of each year, beginning on November 28, 2014. We may redeem any of the notes, in whole or in part, at any time or from time to time prior to their maturity, at the redemption price set forth in “Description of the Notes—Optional Redemption—Optional Redemption with ‘Make-Whole’ Amount”. Upon the occurrence of a change of control repurchase event as set forth in “Description of the Notes—Certain Covenants—Repurchase of Notes upon a Change of Control Repurchase Event”, we will be required to offer to repurchase the notes from holders at the repurchase price described herein.

We intend to apply to have the notes approved for listing on the New York Stock Exchange, or “the NYSE.”

Investing in the notes involves risks. See the “Risk Factors” sections of our Annual Report on Form 20-F for the fiscal year ended December 31, 2013 (our “2013 Annual Report”), filed on April 25, 2014 with the Securities and Exchange Commission (the “SEC”), and beginning on page S-10 of this prospectus supplement.

	Per Note	Total
Initial price to the public:(1)	99.336%	US$	1,986,720,000
Underwriting discount:	0.30%	US$	6,000,000
Proceeds, before expenses, to Ecopetrol:	99.036%	US$	1,980,720,000

(1)	Plus accrued interest, if any, from May 28, 2014, if settlement occurs after that date

Neither the SEC nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will not be authorized by the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia) and will not be registered under the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores) or the Colombia Stock Exchange (Bolsa de Valores de Colombia), and, accordingly, the notes will not be offered or sold to persons in Colombia except in circumstances which do not result in a public offering under Colombian law.

The underwriters expect that the notes will be ready for delivery only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, against payment in New York, New York on or about May 28, 2014.

Joint Book-Running Managers

Deutsche Bank Securities	Goldman, Sachs & Co.

The date of this prospectus supplement is May 20, 2014.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

About This Prospectus Supplement

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a shelf registration statement that we filed with the SEC on July 26, 2013 using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell debt securities, guaranteed debt securities, ordinary shares or preferred shares, or any combination thereof, in one or more offerings.

In this prospectus supplement we use the terms “Ecopetrol,” “we,” “us,” and “our” and similar words to refer to Ecopetrol S.A., a Colombian mixed economy company, and its consolidated subsidiaries, unless the context requires otherwise. References to “securities” include any security that we might offer under this prospectus supplement and the accompanying prospectus. References to “US$”, “$” and “dollars” are to United States dollars. References to “Ps$” and “pesos” are to Colombian pesos.

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or in any free writing prospectus is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since such dates.

Some of the market and industry data contained or incorporated by reference in this prospectus supplement are based on independent industry publications or other publicly available information, while other information is based on internal studies. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified. As a result, you should be aware that the market and industry data contained in this prospectus supplement, and beliefs and estimates based on such data, may not be reliable.

Cautionary Statement Concerning Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are not guarantees of future performance and reflect our current expectations concerning future results, events, objectives, plans and goals and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the results of drilling and exploration activities; future production rates; import and export activities; liquidity, cash flow and uses of cash flow; projected capital expenditures; dates by which certain areas will be developed or will come on-stream; allocation of capital expenditures to exploration and production activities; changes in international crude oil and natural gas prices; competition; limitations on our access to sources of financing; significant political, economic and social developments in Colombia and other countries where we do business; military operations, terrorist acts, wars or embargoes; regulatory developments, including regulations related to climate change; natural disasters; technical difficulties; the impact of any accidents occurring in our facilities or transportation network; the effect of lawsuits, regulatory examinations and investigations and other legal proceedings on our financial condition, results of operations or cash flows; and other factors described in our news releases and filings with the SEC, including our 2013 Annual Report, our periodic current reports on Form 6-K and in the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement. The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are made only as of the dates of the respective documents, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

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Summary

This section summarizes key information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should carefully review the entire prospectus supplement, including the risk factors, the financial statements and the notes related thereto and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Summaries in this prospectus supplement and the accompanying prospectus of certain documents that are filed as exhibits to the registration statement of which this prospectus supplement is a part are qualified in their entirety by reference to such documents.

Overview

We are the only vertically-integrated crude oil and natural gas company and the largest company in Colombia as measured by revenue, profit, assets and shareholders’ equity. For the three months ended March 31, 2014 and 2013, we had unconsolidated total revenue of Ps$15.7 trillion and Ps$14.8 trillion, operating income of Ps$4.6 trillion and Ps$5.1 trillion, net income of Ps$3.2 trillion and Ps$3.5 trillion, respectively. For the years ended December 31, 2013, 2012 and 2011, we had consolidated total revenue of Ps$70.4 trillion, Ps$68.8 trillion, Ps$66.0 trillion, operating income of Ps$21.8 trillion, Ps$23.3 trillion and Ps$25.0 trillion, and net income of Ps$13.1 trillion, Ps$14.8 trillion and Ps$15.5 trillion, respectively. We are engaged in a broad range of oil and gas related activities, which cover the following areas of our operations:

•	Exploration and Production— encompasses oil and natural gas exploration, development and production activities in Colombia and abroad. At December 31, 2013, we were the largest participant in the Colombian hydrocarbons industry with approximately 63.9% of crude oil production and approximately 61.8% of natural gas production. Our exports of crude oil and refined-products in 2013 accounted for 72.8% of Colombia’s total exports of such products, which, in turn, accounted for approximately 40.2% of Colombia’s total exports.

•	Refining and Petrochemicals— encompasses oil refining and producing a full range of refined products including gasoline, diesel, liquefied petroleum gas and heavy fuel oils. Additionally, this segment includes investments in four domestic petrochemical companies that produce aromatics, cyclohexane, paraffin waxes, lube base oils, solvents and other petrochemical products. We also have a 50% interest in Ecodiesel S.A., a refinery that processes palm oil for biofuels. At the moment we are in the process of building a refinery to produce ethanol from sugar cane.

•	Transportation— encompasses the transportation of crude oil, motor fuels, fuel oil and other refined products, excluding natural gas, and a mixture of diesel and palm oil, which as of June 2012 occurs mostly through our subsidiary Cenit. We own outright 36% of the total crude oil pipeline shipping capacity and 99% of the total product pipeline shipping capacity in Colombia. When aggregated with the crude oil pipelines in which we own a minority interest, we have access to 79% of the crude oil pipeline shipping capacity in Colombia.

•	Distribution and Marketing— encompasses the marketing and distribution of a full range of refined and feed stock products including domestic sales of regular and high octane gasoline, diesel fuel, jet fuel, natural gas and petrochemical products, and exports of oil LPG, butane, high and low octane gasoline, naphtha, jet fuel, natural gas and fuel oil.

•	Natural Gas— encompasses the exploration, development, marketing and sale of natural gas to local distribution companies, power generators and large industrial customers and exports of natural gas.

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History

Ecopetrol is a mixed economy company, organized on August 25, 1951 as Empresa Colombiana de Petróleos. We began our operations as a governmental industrial and commercial company, responsible for administering Colombia’s hydrocarbon resources and by 1974 operated the Barrancabermeja refinery and the Cartagena refinery, Colombia’s largest petroleum refineries. In 1970, we adopted our first by-laws which transformed us into a governmental agency, responsible for the production and administration of Colombia’s hydrocarbon resources.

In order to make us more competitive, in 2003 we were transformed from an industrial and commercial company into a state owned corporation with shares linked to the Ministry of Mines and Energy, which renamed us Ecopetrol S.A. Prior to our reorganization, our capital expenditures program and access to the credit markets were limited by the Colombian government which was making its decisions based on its budgetary needs and not on our growth prospects. In 2006, the government of Colombia authorized us to issue up to 20% of our capital stock in Colombia, subject to the condition that the Nation control at least 80% of our capital stock and on November 13, 2007, we placed 4,087,723,771 shares in the Bolsa de Valores de Colombia (the “Colombian Stock Exchange” or the “BVC”), raising approximately Ps$5,723 billion and resulting in 483,941 new shareholders comprising 10.1% of our capital stock at such time. The second round of our equity offering program took place between July 27 and August 17, 2011. The offer was directed exclusively to investors in Colombia as permitted by Law 1118 of 2006. A total of 644,185,868 shares were allotted, equivalent to approximately Ps$2.38 trillion. Out of the 219,054 investors participating in this round, 73% were new stockholders. In both rounds, funds obtained by us through the offerings were allocated to our investment plan.  In the future, the Nation – Ministry of Finance and Public Credit, as our controlling shareholder, may make decisions or announcements about its intention to sell part of its holding of our capital stock, as it has announced in recent years. We understand that our cooperation is necessary for the successful coordination of the Nation’s plans. Additionally, we could sell the remaining shares up to the 20% limit.

We are majority owned by the Republic of Colombia and our shares trade on the BVC under the symbol ECOPETROL. Additionally, since September 18, 2008, our American Depositary Receipts have been trading in the NYSE under the symbol “EC” and since August 2010 in the Toronto Stock Exchange under the symbol “ECP”. Our address is Carrera 13 No. 36-24 Bogota, Colombia and our telephone number is +571 234 4000. Our website is www.ecopetrol.com.co. Information included on or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

Our Strategic Plan

Our Strategic Plan is tailored toward Ecopetrol’s objectives as an integrated corporate group focused on the exploration and development of crude oil, natural gas, refining and alternative fuels. We intend to be a key market player recognized for our international positioning, innovation and commitment to sustainable growth.

Our goal is to provide our shareholders with an average return on capital employed, or ROCE, of 17% and to produce Clean Barrels while staying committed to economic, social and environmental sustainability. We use the term “Clean Barrels” to refer to the production of crude oil barrels without accidents or environmental incidents and in harmony with our stakeholders. We continue to pursue operational excellence through our commitment to ensure our operations are clean and safe, all while optimizing the use of resources and striving to exceed our clients’ and interest groups’ expectations.

Our Strategic Plan contemplates investments of US$85.6 billion for the period 2012-2020 (US$68.5 billion for the period 2014-2020), to be allocated as follows:

Upstream: Investments in exploration and production are tentatively US$55.7 billion during 2014-2020, which corresponds to 81% of the total investment plan. Our operations in Colombia are expected to receive approximately 89% of our total investment in this segment. The additional 11% is expected to be allocated to projects abroad. Our development plan is mainly concentrated on certain existing fields and areas, including: Castilla, Chichimene, Apiay, Casabe, La Cira-Infantas, Rubiales, Quifa, Putumayo, Arauca and Catatumbo.

Downstream: In order to modernize the refining segment, we plan to invest approximately US$6.4 billion during the period 2014-2020, which represents 9% of our Strategic Plan.

Midstream: By 2020, we expect to invest US$6.1 billion in pipelines (transportation systems) and logistic facilities in order to mobilize our crude oil and refined products, mainly through our participation in different projects such as the Bicentenario Pipeline, the expansion of the Ocensa Pipeline, San Fernando-Monterrey system, and the expansion of the Pozos Colorados – Galán system.

S-2

The breakdown by business segment of our Strategic Plan investments (annually reviewed and approved by the Board of Directors) is the following:

Segment	2012-2020 (in millions of U.S. dollars)	2014-2020* (in millions of U.S. dollars)

Upstream	66,194	55,704
Downstream	10,528	6,537
Midstream	8,400	6,116
Other	575	222
Total	85,698	68,579

*	2013 Strategic Plan projection. These projections are annually reviewed and approved by the Board of Directors.

The investments that our Strategic Plan envisions are subject to market analysis, conceptual engineering and financial feasibility. We expect to fund the investments of our Strategic Plan for 2012-2020 as follows: 75% from our operational cash generation, 9% from a primary equity offering and 16% from debt. We believe that we should be able to access local and international debt markets if it is required, although we can make no assurances that these external sources of financing will be available on terms acceptable to us, if at all. We are also authorized by Law 1118 of 2006 to issue up to 20% of equity, of which we have so far issued 11.5%, leaving us with the ability to issue an additional 8.5%, which is to be used as an additional source of funding for our Strategic Plan. In our Strategic Plan, we have adopted conservative assumptions for our projections, avoiding the use of high oil prices. In our last review, we used an average price of US$80 per barrel for WTI reference and US$90 for Brent reference, all in real terms. We expect that the dividend payout ratio will be close to 70%. However, in recent years our dividend payout ratio has been close to 80%. Our Strategic Plan assumes profitability close to 17% of ROCE by 2020.

We maintain strategic initiatives with respect to each of our different segments, as outlined below.

Upstream

Exploration and Production

Our goal is to become an international player with the capacity to incorporate reserves and increase production of crude oil and natural gas in a sustainable way. We aim to develop a competitive advantage in heavy crudes, increasing our capacity to add reserves and produce oil and gas in a sustainable way. Around 95% of our current total production is coming from fields in primary recovery phases. In the near term, we plan to continue with infill drilling and water injection projects to further develop enhanced oil recovery projects for certain mature fields.

National Exploration: We expect to keep acquiring more 3D seismic and drilling more stratigraphic wells, as we continue exploring prospects in the heavy crude oil belt located in the Llanos, Caguan-Putumayo and Piedemonte regions. We are also performing exploration activities in the Caribbean offshore, since we believe there is a reasonable likelihood of finding oil and gas in that basin. If successful, we expect the Caribbean offshore exploration to contribute with some production from 2020 onwards.

International Exploration: We continue to believe that the Gulf of Mexico and Brazil exhibit a high potential for exploration and production growth. In the Gulf of Mexico, we focus on the following plays: Miocene subsalt, Paleogene and Jurassic. In Brazil, our focus is the Santos and Campos Basins and Equatorial margins as well as the pre-salt plays. We also continue to study other international plays and opportunities on basins of interest.

Unconventional Hydrocarbons: Since 2012, our Strategic Plan contemplates the potential presented by unconventional reservoirs, as defined by Colombian law, including shale oil, shale gas and tight reservoirs, among others. Our activities in this regard are subject to further development of the regulatory framework in Colombia.

S-3

Downstream

Refining and Petrochemicals

The main drivers are to produce cleaner and more valuable products, improving profitability through synergies and taking advantage of market opportunities by adding greater value to the refining streams.

Refining: We continue to be the sole major refiner in Colombia for medium distillates, gasolines and liquefied petroleum gases (“LPGs”). We aim to continue with the modernization plans to improve value creation and operational standards. To that end, we plan to (1) ensure the completion of the modernization of the Cartagena refinery currently in progress, (2) continue to realize the plan for the modernization of the Barrancabermeja refinery (3) improve our reputation as a producer of clean fuels to develop further market opportunities within local, regional and international markets, (4) become the preferred provider of raw material supply to the petrochemical industry, and (5) grow sustainably and profitably by maximizing the value of heavy crude oils in the supply chain and optimizing their performance to achieve the expected value of projects.

Petrochemical: Our strategy focuses on (1) keeping our current position in the market, and (2) improving the competitiveness and reliability of our existing infrastructure.

Our Strategic Plan sets out guidelines for sales and marketing that emphasizes the importance of consolidating our markets, clients and key products. Our strategy considers supplying the local market of liquid fuels, as well as exporting crude oil, some refined products and natural gas to end-users, including refineries and wholesalers. Our market positioning plans are to strengthen our sales of crude oil and refined products to sustainable and profitable destinations all around the world.

We also participate in the Colombian renewable energy market in partnership with local investors, with whom we have undertaken the development of industrial facilities to process sugar cane and palm oil for biofuels.

Midstream

Transportation and Logistics

We seek to turn the Transportation and Logistics sector into a facilitator for the development of the entire value chain for the country by providing solutions and ensuring the efficiency of crude oil flows and their derivatives for use by our company and third parties.

By 2020, we aim to accomplish the following main objectives: (1) increase capacity of crude oil transportation in line with the upstream segment’s production goals, (2) significantly increase capacity of refining products transportation, (3) design and implement profitable projects that can increase the transportation logistic capacity of the country, (4) perform with operational excellence, and (5) be consumer-oriented.

Cenit

In June 2012, we incorporated Cenit as a wholly owned subsidiary specializing in logistics and transportation of hydrocarbons within Colombia. With the incorporation of Cenit, we aim to enhance the strategic and logistical framework of Colombia’s oil industry in response to the increase in hydrocarbon production and higher sales of crudes and refined products, both within Colombia and on the international markets. Cenit charges market rate tariffs to all of its customers, including our other segments, and has an open model in which all interested parties will have the opportunity to access its transportation infrastructure.

S-4

The Offering

The following is a brief summary of certain terms of the notes. For a more complete description of the terms of the notes, including the covenants and events of default contained in the indenture, see “Description of the Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

Issuer	Ecopetrol S.A.
The notes	US$2,000,000,000 aggregate principal amount of 5.875% notes due May 28, 2045, or the “notes.”
Maturity	May 28, 2045.
Interest	The notes will bear interest from May 28, 2014, the date of original issuance of the notes at the rate of 5.875% per annum, payable semiannually in arrears on each interest payment date.
Interest Payment Dates	May 28 and November 28 each year, commencing on November 28, 2014.
Repurchase of Notes upon a Change of Control Repurchase Event	We are required to make an offer to purchase all or any portion of notes outstanding held by holders upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Debt Securities” in the accompanying prospectus) at a purchase price in cash equal to 101% of the principal amount of the notes so purchased, plus accrued and unpaid interest thereon and any Additional Amounts (as defined below) to but excluding the date of such purchase. See “Description of the Notes—Certain Covenants—Repurchase of Notes upon a Change of Control Repurchase Event” and “Risk Factors—Risk factors related to the notes—We may not be able to repurchase the notes upon a change of control repurchase event”.
Optional Redemption with “Make-Whole” Amount

We may redeem the notes, in whole or in part, at any time or from time to time prior to their maturity, at our option, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 40 basis points, plus accrued interest on the principal amount of the notes to be redeemed and any Additional Amounts to but excluding the date of redemption. See “Description of the Notes—Optional Redemption—Optional Redemption with ‘Make-Whole’ Amount”.

Withholding tax redemption	In the event that, as a result of certain changes in law affecting Colombian withholding taxes, we become obliged to pay Additional Amounts, the notes will be redeemable, as a whole but not in part, at our option at any time at 100% of their principal amount plus accrued and unpaid interest, if any. See “Description of the Notes—Optional Redemption—Withholding Tax Redemption”.
Ranking	The notes will constitute our general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of our other present and future unsecured and unsubordinated obligations that constitute our External Indebtedness (as defined in “Description of the Debt Securities” in the accompanying prospectus).
Use of proceeds	We expect the net proceeds from the sale of the notes will be approximately US$1,980,720,000 (after giving effect to underwriters’ discounts but before expenses). We intend to use the net proceeds for general corporate purposes, including capital expenditures.
Further Issues	We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional debt securities having the same terms (except for the issue date, the public offering price and the first interest payment date) and ranking equally and ratably with any series of the notes offered hereby in all respects, as described under “Description of the Notes—General”. Any additional debt securities having such similar terms, together with its corresponding series of the notes offered hereby, will constitute a single series of securities under the indenture.
Denomination and Form	We will issue the notes in the form of one or more fully registered global notes registered in the name of a nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme and Euroclear Bank, S.A./ N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.
Taxation	For a summary of certain United States federal tax and Colombian tax considerations relating to the purchase, ownership and disposition of the notes, see “Taxation—U.S. Federal Income Tax Considerations” and “Taxation—Certain Colombian Tax Considerations”, respectively.
Trustee	The Bank of New York Mellon.
Listing	We intend to have the notes approved for listing on the NYSE.
Governing law	New York.
Risk factors	Investing in the notes involves risks. See the “Risk Factors” sections of our 2013 Annual Report and beginning on page S-10 of this prospectus supplement for a description of certain risks you should consider before investing in the notes.

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Use of proceeds	We expect the net proceeds from the sale of the notes will be approximately US$1,980,720,000 (after giving effect to underwriters’ discounts but before expenses). We intend to use the net proceeds for general corporate purposes, including capital expenditures.

Further Issues	We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional debt securities having the same terms (except for the issue date, the public offering price and the first interest payment date) and ranking equally and ratably with any series of the notes offered hereby in all respects, as described under “Description of the Notes—General”. Any additional debt securities having such similar terms, together with its corresponding series of the notes offered hereby, will constitute a single series of securities under the indenture.

Denomination and Form	We will issue the notes in the form of one or more fully registered global notes registered in the name of a nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme and Euroclear Bank, S.A./ N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.

Taxation	For a summary of certain United States federal tax and Colombian tax considerations relating to the purchase, ownership and disposition of the notes, see “Taxation—U.S. Federal Income Tax Considerations” and “Taxation—Certain Colombian Tax Considerations”, respectively.

Trustee	The Bank of New York Mellon.

Listing	We intend to have the notes approved for listing on the NYSE.

Governing law	New York.

Risk factors	Investing in the notes involves risks. See the “Risk Factors” sections of our 2013 Annual Report and beginning on page S-10 of this prospectus supplement for a description of certain risks you should consider before investing in the notes.

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SUMMARY SELECTED UNCONSOLIDATED FINANCIAL AND OPERATING DATA

The following table sets forth, for the periods and at the dates indicated, our summary unconsolidated historical financial data, which have been derived from our unaudited unconsolidated interim financial statements, presented in Pesos. The information included below and elsewhere in this prospectus supplement is not necessarily indicative of our future performance. The tables set forth below are derived from, and should be read in conjunction with, our unaudited unconsolidated interim financial statements at March 31, 2014 and December 31, 2013 and for the three-month periods ended March 31, 2014 and 2013 and accompanying notes included in the current report on Form 6-K filed with the SEC on May 20, 2014 and incorporated by reference in this prospectus supplement. Our unaudited unconsolidated interim financial statements are prepared in accordance with Colombian Entity GAAP. U.S. GAAP does not allow for the presentation of unconsolidated financial statements.

Colombian Government Entity GAAP differs in certain significant respects to U.S. GAAP. For differences in net income and shareholders’ equity regarding consolidated financial statements, see Note 35 to our consolidated financial statements included in our 2013 Annual Report for a description of the principal differences between Colombian Government Entity GAAP and U.S. GAAP as applied to our annual audited consolidated financial statements.

We are not legally required in Colombia to provide consolidated financial statements during interim periods. As such, the financial data included below does not consolidate the assets, liabilities and result of operations of the subsidiaries in which we own more than 50% or over which we have control. Investments in majority owned and controlled subsidiaries are not consolidated but accounted for under the equity method during interim periods. Note 4 of our unaudited unconsolidated interim financial statements contains condensed financial information of our subsidiaries.

	BALANCE SHEET
	(unconsolidated, unaudited)
	For the three-month period ended March 31,		For the year ended December 31,
	2014(1)	2014	2013

	(US$ in thousands)	(Pesos in millions)
Assets
Current assets
Cash and cash equivalents	2,403,112	4,722,884	3,901,277
Investments	313,199	615,537	1,469,255
Accounts and notes receivable, net	3,466,636	6,813,050	6,347,082
Inventories, net	1,323,982	2,602,048	2,560,491
Advances and deposits	4,148,353	8,152,842	7,396,275
Prepaid expenses	31,077	61,076	70,001
Total current assets	11,686,360	22,967,437	21,744,381

Long-term assets
Investments	18,683,587	36,719,227	35,218,103
Accounts and notes receivable, net	813,842	1,599,460	1,594,709
Advances and deposits	189,086	371,615	398,788
Deposits held in trust	160,654	315,737	314,395
Property, plant and equipment, net	10,304,025	20,250,706	20,286,196
Natural and environmental resources, net	8,682,395	17,063,685	17,518,335
Deferred charges	1,568,173	3,081,961	3,519,867
Other assets	1,284,160	2,523,785	2,689,882
Valuations	5,476,643	10,763,357	10,756,572
Long-term assets	47,162,565	92,689,533	92,296,847

Total assets	58,848,925	115,656,970	114,041,228

Liabilities and Shareholders’ equity
Current liabilities
Financial Obligations	105,773	207,877	342,410
Accounts payable and related parties	8,564,732	16,832,439	8,337,525
Taxes, contributions and duties payable	4,223,891	8,301,297	7,934,093
Labor and pension plan liabilities	103,603	203,613	226,658
Estimated liabilities and provisions	860,423	1,691,007	1,722,243
Total current liabilities	13,858,422	27,236,233	18,562,929

Long-term liabilities
Financial Obligations	6,228,024	12,240,060	11,977,888
Labor and pension liabilities	2,215,591	4,354,346	4,277,832
Estimated liabilities and provisions	2,511,067	4,935,050	4,914,864
Other long-term liabilities	1,232,698	2,422,646	2,513,190
Total long-term liabilities	12,187,380	23,952,102	23,683,774

Total liabilities	26,045,802	51,188,335	42,246,703

Shareholders’ equity	32,803,124	64,468,635	71,794,525

Total liabilities and shareholders’ equity	58,848,925	115,656,970	114,041,228

(1)	Amounts stated in U.S. dollars have been translated for the convenience of the reader at the rate of Ps$1,965.32 to US$1.00, which is the Representative Market Rate at March 31, 2014, as reported and certified by the Superintendency of Finance.

S-7

	INCOME STATEMENT
	(unconsolidated, unaudited)
	For the three-month period ended March 31,
	2014(1)	2014	2013

	(US$ in thousands)	(Pesos in millions)

Revenue
Domestic sales	3,162,690	6,215,697	5,114,099
Foreign sales	4,847,045	9,525,994	9,657,714
Total revenue	8,009,734	15,741,691	14,771,813

Cost of sales	5,060,756	9,946,005	8,512,198

Gross margin	2,948,978	5,795,686	6,259,615

Operating expenses
Administration	73,901	145,240	155,319
Operating and projects	558,596	1,097,819	959,013

Operating income	2,316,481	4,552,627	5,145,283

Non-operating income (expenses)
Financial income (expenses), net	(66,140)	(129,986)	142,396
Pension expenses	(72,920)	(143,311)	(163,843)
Other income (expenses), net	9,992	19,637	18,973
Results from subsidiaries, net	317,816	624,611	153,678

Income before income tax	2,505,229	4,923,577	5,296,487

Income tax provision	863,854	1,697,749	1,800,806

Net income for the period	1,641,375	3,225,828	3,495,681

(1)	Amounts stated in U.S. dollars have been translated for the convenience of the reader at the rate of Ps$1,965.32 to US$1.00, which is the Representative Market Rate at March 31, 2014, as reported and certified by the Superintendency of Finance.

S-8

The following table presents our operating data for the periods indicated:

	OPERATING DATA
	For the year ended December 31,			For the three-months ended March 31,
	2013	2012	2011	2014	2013
Refining
Capacity(1)	335,000	335,000	335,000	308,330	335,000
Throughput(1)	283,362	296,34	305,631	267,780	295,293
Capacity utilization rate	85%	88%	91%	87%	88%

Proved reserves*
Crude oil(2)	1,433.6	1,370.3	1,371.0	NA	NA
Natural gas(3)	3,068.4	2,886.5	2,768.4	NA	NA
Total oil and natural gas proved reserves(4)	1,971.9	1,876.7	1,856.7	NA	NA

Production(5)
Oil	613	589	571	588	620
Gas	129	111	101	129	124
Total Production	742	700	672	717	745

Employees	8,800	8,087	7,303	8,976	8,222

__________________________

(1)	In thousands of barrels per day (bpd) at December 31 or March 31, as the case may be. See Item 4 “Overview by Business Segment—Refining and Petrochemicals” in the 2013 Annual Report.
(2)	In millions of barrels at December 31 or March 31, as the case may be. See Item 4 “Overview by Business Segment—Reserves” in the 2013 Annual Report.
(3)	In billion cubic feet (bcf) at December 31 or March 31, as the case may be. See Item 4 “Overview by Business Segment—Reserves” in the 2013 Annual Report.
(4)	In millions of barrels of oil equivalent (boe) at December 31 or March 31, as the case may be. See Item 4 “Overview by Business Segment —Reserves” in the 2013 Annual Report.
(5)	All production values are unconsolidated figures and are expressed in thousands of barrels of oil equivalent per day.
*	Reserve data calculated at December 31; reserves information is calculated each year. Reserve data is audited by third parties.

NA = Not Available

S-9

Risk Factors

You should consider carefully all of the information set forth in this prospectus supplement, in the accompanying prospectus and any documents incorporated by reference herein and, in particular, the risk factors described below, and in our 2013 Annual Report before deciding to invest in the notes. The risk factors described below and in our 2013 Annual Report are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, may also become important factors that affect us.

Risk factors related to the notes

The notes are effectively subordinated to the existing and future liabilities of our subsidiaries.

The notes will constitute our general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of our other present and future unsecured and unsubordinated obligations that constitute our External Indebtedness. The notes are not secured by any of Ecopetrol’s assets. Any future claims of secured lenders with respect to Ecopetrol’s assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

Ecopetrol’s subsidiaries are separate and distinct legal entities from Ecopetrol. Ecopetrol’s subsidiaries have no obligation to pay any amounts due on the notes or to provide Ecopetrol with funds to meet its payment obligations on the notes, whether in the form of dividends, distributions, loans, guarantees or other payments. In addition, any payment of dividends, loans or advances by Ecopetrol’s subsidiaries could be subject to statutory or contractual restrictions. Payments to Ecopetrol by its subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. Ecopetrol’s right to receive any assets of any of its subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if Ecopetrol is a creditor of any of its subsidiaries, its right as a creditor would be subordinate to any security interest in the assets of its subsidiaries and any indebtedness of its subsidiaries senior to that held by Ecopetrol. At March 31, 2014, we had Ps$12.45 trillion of indebtedness on an unconsolidated basis and Ps$22.84 trillion of indebtedness on a consolidated basis. In addition, on an as adjusted basis after giving effect to the issuance of the notes offered by this prospectus supplement, we would have approximately Ps$16.38 trillion of indebtedness on an unconsolidated basis and Ps$26.77 trillion of indebtedness on a consolidated basis, of which Ps$10.39 trillion of subsidiary indebtedness would be effectively senior to the notes and none is secured indebtedness of Ecopetrol.

The indenture does not restrict the amount of additional debt that we may incur or limit the granting of liens to secure indebtedness denominated in Pesos, and does not provide for cross acceleration of the notes to other indebtedness denominated in Pesos or for events of default in the event of insolvency or liquidation of any of our subsidiaries.

The notes and indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes, if any, and a risk that the credit rating of the notes is lowered or withdrawn. Furthermore, there are no limits to the liens we may grant to secure indebtedness denominated in Pesos. Therefore, payments under the notes will be effectively subordinated to any current or future secured Peso-denominated debt. In addition, the notes only cross accelerate to indebtedness which is not denominated in Pesos and do not contain as events of default the insolvency or liquidation of any of our subsidiaries. In addition, involuntary filings against Ecopetrol under the bankruptcy or insolvency laws of certain jurisdictions, if filed, would not constitute events of defaults under the indenture governing the notes.

Our credit ratings may not reflect all risks of your investments in the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

S-10

We may not be able to repurchase the notes upon a change of control repurchase event.

Upon the occurrence of a change of control repurchase event as set forth in “Description of the Notes—Certain Covenants—Repurchase of Notes upon a Change of Control Repurchase Event”, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, if any. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control repurchase event because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control repurchase event. Our failure to repurchase the notes upon a change of control repurchase event would cause a default under the indenture governing the notes. Any of our future debt agreements may contain similar provisions.

Holders of the notes are not able to effect service of process on us, our directors or executive officers within the United States, which may limit your recovery in any foreign judgment you obtain against us.

We are a sociedad de economía mixta organized under the laws of Colombia. All of our directors and executive officers reside outside the United States. All or a substantial portion of our assets and the assets of these persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon us or these persons or to enforce against us or them in U.S. courts judgments obtained in such courts predicated upon the civil liability provisions of the U.S. federal securities laws. Colombian courts determine whether to enforce a U.S. judgment predicated on the U.S. securities laws through a procedural system known as exequatur. For a description of these limitations, see “Enforcement of Civil Liabilities.”

We may claim immunity under the Foreign Sovereign Immunities Act with respect to actions brought against us under the U.S. securities laws and your ability to sue or recover may be limited.

We reserve the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against us under United States federal securities laws or any state securities laws. Accordingly, you may not be able to obtain a judgment in a U.S. court against us unless the U.S. court determines that we are not entitled to sovereign immunity with respect to that action. Moreover, you may not be able to enforce a judgment against us in the United States except under the limited circumstances specified in the Foreign Sovereign Immunities Act.

We are not required to disclose as much information to investors as a U.S. issuer is required to disclose.

We are subject to the reporting requirements of the Superintendency of Finance and the BVC. The corporate disclosure requirements that apply to us may not be equivalent to the disclosure requirements that apply to a U.S. issuer and, as a result, you may receive less interim information about us than you would receive from a U.S. issuer.

An active trading market for the notes may not be sustained and changes in the financial markets or interest rates could adversely affect the market prices of the notes.

The notes are an issuance of new securities with no established trading market. We intend to apply to have the notes approved for listing on the NYSE. Additionally, while the underwriters have advised us that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue market-making activities in their sole discretion at any time without notice. In addition, their market-making activity will be subject to limits imposed by the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). We cannot assure you that any market for the notes will develop or be sustained. If an active market is not developed or sustained, the market price and liquidity of the notes may be adversely affected. If a market for the notes does not develop, holders may not be able to resell the notes for an extended period of time, if at all. In addition, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

S-11

We may issue additional notes that are treated for non-tax purposes as a single series with the notes offered hereby, but they may be treated for U.S. federal income tax purposes as a separate series from the notes offered hereby.

We may issue additional notes under the indenture that are treated for non-tax purposes as a single series with the notes offered hereby, but they may be treated for U.S. federal income tax purposes as a separate series and not part of the same issue as the notes offered hereby. In such case, the additional notes may be considered to have been issued with “original issue discount” for U.S. federal income tax purposes, which may affect the market value of the notes offered hereby since such additional notes may not be distinguishable for non-tax purposes from the notes offered hereby.

Because the notes are represented by global securities registered in the name of a depositary, you will not be a “holder” under the indenture and your ability to pledge the notes could be limited.

Because the notes are represented by global securities registered in the name of a depositary, you will not be a “holder” under the indenture and your ability to transfer or pledge the notes could be limited. The notes will be represented by one or more global securities registered in the name of Cede & Co., as nominee for DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the global securities will not be entitled to receive physical delivery of notes in certificated form and will not be considered “holders” of the notes under the indenture for any purpose. Instead, owners must rely on the procedures of DTC and its participants to protect their interests under the indenture and to transfer their interests in the notes. Your ability to pledge your interest in the notes to persons or entities that do not participate in the DTC system may also be adversely affected by the lack of a certificate.

S-12

Use Of Proceeds

We expect the net proceeds from the sale of the notes will be approximately US$1,980,720,000 (after giving effect to underwriting discounts but before expenses). We intend to use the net proceeds for general corporate purposes, including capital expenditures.

S-13

Ratio of Earnings to Fixed Charges

Ecopetrol’s ratio of earnings to fixed charges is calculated as follows:

Earnings comprise the amount resulting from adding and subtracting the following items:

+	Income before income tax and minority interest

-	Income from equity investees

+	Loss from equity investees

+	Fixed Charges

+	Amortization of capitalized interest

+	Distributed income of equity investees

-	Interest capitalized

Fixed Charges comprise the sum of the following:

+	Interest expensed and capitalized

+	Amortized premiums, discounts and capitalized expenses related to indebtedness

+	Estimate of the interest within rental expense

We calculate this ratio under Colombian Government Entity GAAP. Note 35 to our consolidated financial statements included in our 2013 Annual Report, which is incorporated by reference in this prospectus, contains a description of the principal differences between Colombian Government Entity GAAP and U.S. GAAP as applied to our annual audited financial statements.

The following table sets forth Ecopetrol’s consolidated ratio of earnings to fixed charges for (i) the years ended December 31, 2013, 2012, 2011, 2010 and 2009 in accordance with Colombian Government Entity GAAP and U.S. GAAP and (ii) the three-month periods ended March 31, 2014 and 2013 in accordance with Colombian Government Entity GAAP. The ratio of earnings for the years ended December 2012, 2011, 2010 and 2009 under both Colombian Government Entity GAAP and U.S. GAAP have been revised from the ratios reported in Ecopetrol’s registration statement on Form F-3 filed with the SEC on July 26, 2013 (File No. 333-190198) due to a correction made in the calculation of our ratio of earnings to fixed charges, which principally affected our interest expensed and capitalized. See Annex A included in this prospectus supplement for the detailed calculation of our ratio of earnings to fixed charges.

	Fiscal Year ended December 31,					Three-month period ended March 31,
	2013	2012	2011	2010	2009	2014	2013
Ratio of earnings to fixed charges
Colombian Government Entity GAAP	17.41	16.65	36.63	23.51	25.44	18.56	22.79
U.S. GAAP	19.45	17.30	37.37	27.46	32.31	N/A	N/A

Source:	Ecopetrol’s accounting records

S-14

Exchange Rates and Controls

Exchange Rates

On May 19, 2014, the Representative Market Rate was Ps$1,925.41 per US$1.00. The Federal Reserve Bank of New York does not report a noon-buying rate for Pesos. The Superintendency of Finance calculates the Representative Market Rate based on the weighted averages of the buy/sell foreign exchange rates quoted daily by foreign exchange rate market intermediaries including financial institutions for the purchase and sale of U.S. dollars.

The following table sets forth the high, low, average and period-end exchange rate for Pesos/U.S. dollar Representative Market Rate for each of the last six months.

	Exchange Rates
	High	Low	Average	Period-End
December 2013	1,948.48	1,921.22	1,934.08	1,926.83
January 2014	2,013.17	1,924.79	1,960.41	2,008.26
February 2014	2,054.90	2,021.10	2,040.51	2,054.90
March 2014	2,052.51	1,965.32	2,022.19	1,965.32
April 2014	1,969.45	1,920.93	1,938.36	1,935.14
May (through May 19) 2014	1,933.46	1,901.51	1,918.98	1,925.41

Source:	Superintendency of Finance for historical data. Banco de la República or the Colombian Central Bank (www.banrep.gov.co) and internal calculation for averages.

Exchange Controls

Colombia has not had exchange controls since 1991. However, the Government has periodically imposed capital controls, including deposit requirements for borrowers in foreign currency. As of the date of this prospectus supplement, there are no exchange controls and borrowers currently have no deposit requirements in Colombia, but there can be no assurance that they will not exist in the future.

S-15

Capitalization

The following table sets forth our capitalization: (i) on an actual basis based on our unaudited unconsolidated interim balance sheet as of March 31, 2014; and (ii) on an adjusted basis to give effect to the completion of the offering and application of the proceeds thereof, as described under “Use of Proceeds”, of approximately US$1,980,720,000.

This table should be read in conjunction with the unaudited unconsolidated interim financial statements included in the current report on Form 6-K filed with the SEC on May 20, 2014 and incorporated by reference in this prospectus supplement.

	As of March 31, 2014
	Actual		As Adjusted
	(in thousands of US dollars)*	(in millions of Pesos)	(in thousands of US dollars)*	(in millions of Pesos)
Cash and cash equivalents	$2,403,112	$4,722,884	$4,383,832	$8,615,633
Short-term liabilities – financial obligations
Credit facilities guaranteed by the U.S. Eximbank(1)	37,782	74,253	37,782	74,253
Others(2)	67,991	133,624	67,991	133,624
Total Short-term liabilities – financial obligations	105,773	207,877	105,773	207,877
Long term liabilities – financial obligations
Syndicated loan facility(3)	935,725	1,839,000	935,725	1,839,000
Credit facilities guaranteed by the U,S, Eximbank(1)	280,220	550,722	280,220	550,722
7.625% notes due 2019	1,500,000	2,947,980	1,500,000	2,947,980
4.250% notes due 2018	350,000	687,862	350,000	687,862
5.875% notes due 2023	1,300,000	2,554,916	1,300,000	2,554,916
7.375% notes due 2043	850,000	1,670,522	850,000	1,670,522
5.875% notes due 2045 offered hereby	-	-	2,000,000	3,930,640
Local bonds due 2015	49,407	97,100	49,407	97,100
Local bonds due 2017	70,574	138,700	70,574	138,700
Local bonds due 2018	61,542	120,950	61,542	120,950
Local bonds due 2020	244,184	479,900	244,184	479,900
Local bonds due 2023	85,788	168,600	85,788	168,600
Local bonds due 2028	176,816	347,500	176,816	347,500
Local bonds due 2030	144,658	284,300	144,658	284,300
Local bonds due 2043	133,795	262,950	133,795	262,950
Others(4)	45,315	89,058	45,315	89,058
Total long-term liabilities – financial obligations	6,228,024	12,240,060	8,228,024	16,170,700
Equity	32,803,124	64,468,635	32,803,124	64,468,635
Total capitalization(5)	$39,136,920	$76,916,572	$41,136,920	$80,847,212

*	Amounts stated in U.S. dollars have been translated for the convenience of the reader at the rate of Ps$1,965.32 to US$1.00, which is the Representative Market Rate at March 31, 2014, as reported and certified by the Superintendency of Finance.
(1)	The United States Congress approved the granting of guarantees by the U.S. Exim bank to us, through its Long Term Guarantee (“LTG”) and Medium Term (“CGF”) Programs. To have access to these programs, we selected four International banks as lenders for the LTG and two for the CGF.
(2)	Corresponds to (i) Ps$122,066 of interest payable and (ii) a Ps$11,558 million contract signed with Union Temporal Gas Gibraltar (Montecz S.A., Conequipos ING Ltda., Gasmocan S.A. and Twister BV) on September 19, 2008 for the purpose of financing, designing, purchasing equipment, supplies, construction, tests, operation and maintenance for a 15-year period of the surface facilities for the treatment of gas from the Gibraltar field owned by us in the amount of US$37 million.
(3)	Corresponds to the Ps$1.84 trillion loan we entered into with a syndicate of seven Colombian banks on May 27, 2013 due in May 2025.
(4)	Corresponds to a Ps$89,058 million contract signed on September 19, 2008 between Ecopetrol and Union Temporal Gas Gibraltar (Montecz S.A., Conequipos ING Ltda., Gasmocan S.A. and Twister BV) for the purpose of financing, designing, purchasing equipment, supplies, construction, tests, operation and maintenance for a 15-year period of the surface facilities for the treatment of gas from the Gibraltar field owned by Ecopetrol S.A. in the amount of US$37 million.
(5)	Includes total current liabilities - financial obligations plus total long-term liabilities - financial obligations and equity.

S-16

Description of the Notes

The following description of the terms of the notes supplements and modifies the description of the general terms and provisions of debt securities and the indenture set forth in the accompanying prospectus, which you should read in conjunction with this prospectus supplement. In addition, we urge you to read the indenture relating to the notes because they will define your rights as holders of the notes. If the description of the terms of the notes in this prospectus supplement differs in any way from that in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. You may obtain copies of the indenture upon written request to the trustee or with the SEC at the addresses set forth under “Where You Can Find More Information.”

The Indenture

The notes are to be issued under an indenture, dated as of July 23, 2009, between Ecopetrol, as issuer, and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (the “indenture”), between Ecopetrol, as issuer, and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent. The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the indenture, including the definitions of certain terms contained in the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement thereof. Capitalized terms not defined in this section of the prospectus supplement have meanings as set forth in the indenture.

General

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under the indenture and provides that Ecopetrol may issue senior debt securities from time to time in one or more series. The senior debt notes which Ecopetrol may issue under the indenture are collectively referred to in this prospectus supplement as the “senior notes”.

The notes due May 28, 2045, which are referred to in this prospectus supplement as the “notes”, will constitute a single series of senior notes under the indenture. The notes will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the note series and issue additional notes of the same series.

The notes will bear interest at the rate per annum shown above from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, payable semiannually on May 28 and November 28 of each year, each of which is referred to in this prospectus supplement as an “interest payment date”, commencing on November 28, 2014 to the persons in whose names the notes are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. Interest on the notes will be calculated on the basis of a 360-day year of twelve 30-day months. The maturity date for the notes is May 28, 2045. If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close. The notes will not be subject to any sinking fund.

In the case of amounts not paid by Ecopetrol under the notes, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the notes, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

S-17

General Covenants

The indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol. In addition, subject to the limitations set forth under “Description of the Debt Securities—Merger and Consolidation” in the accompanying prospectus, Ecopetrol may, in the future, enter into certain transactions, including the sale of all or substantially all of its assets or the merger or consolidation of Ecopetrol, that would increase the amount of Ecopetrol’s indebtedness or substantially reduce or eliminate Ecopetrol’s assets, which may have an adverse effect on Ecopetrol’s ability to service its indebtedness, including the notes.

Additional Amounts

In the event that, as a result of certain changes in law affecting Colombian withholding taxes, Ecopetrol becomes obliged to pay Additional Amounts (as defined below), the notes will be redeemable, as a whole but not in part, at Ecopetrol’s option at any time at 100% of their principal amount plus accrued and unpaid interest, if any. See “Description of the Debt Securities—Withholding Tax Redemption” in the accompanying prospectus.

Change of Control

We are required to make an offer to purchase all or any portion of notes outstanding held by holders upon the occurrence of a Change of Control Repurchase Event (as defined in the accompanying prospectus) at a purchase price in cash equal to 101% of the principal amount of the notes so purchased, plus accrued and unpaid interest thereon and any Additional Amounts to but excluding the date of such purchase.

Book-Entry Issuance

Each book-entry note will be represented by one or more global notes in fully registered form, registered in the name of The Depository Trust Company, which is referred to in this prospectus supplement as “DTC” or the “depositary”, or its nominee. Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “Description of the Debt Securities—Form, Denomination and Registration” in the accompanying prospectus.

Book-entry notes may be transferred or exchanged only through the depositary. See “Description of the Debt Securities—Form, Denomination and Registration”. Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 101 Barclay Street, 4 East, New York, New York 10286. Neither Ecopetrol nor the trustee will charge a service charge for any registration of transfer or exchange of notes, but Ecopetrol may require payment of a sum sufficient to cover any tax or other governmental charge that may he imposed in connection with the transfer or exchange (other than exchanges pursuant to the indenture not involving any transfer).

Government Responsibility

Despite the Republic of Colombia’s ownership interest in Ecopetrol, the Nation is not and will not be responsible for Ecopetrol’s obligations under the senior debt securities, including the notes, or the indenture.

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Payments

Ecopetrol will make payments of principal, and premium, if any, and interest on book-entry notes through the trustee to the depositary. See “Description of the Debt Securities—Form, Denomination and Registration” in the accompanying prospectus. In the case of certificated notes (which will only be issued in the circumstances described below under “Description of the Debt Securities—Form, Denomination and Registration” in the accompanying prospectus), Ecopetrol will pay the principal and premium, if any, due on the maturity date in immediately available funds upon presentation and surrender by the holder of the notes at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 101 Barclay Street, 4 East, New York, New York 10286. Ecopetrol will pay interest due on the maturity date of a certificated note to the person to whom payment of the principal and premium, if any, will be made. Ecopetrol will pay interest due on a certificated note on any interest payment date other than the maturity date by check mailed to the address of the holder entitled to the payment as the address shall appear in the note register of Ecopetrol. Notwithstanding the foregoing, a holder of US$10.0 million or more in aggregate principal amount of certificated notes will be entitled to receive interest payments, if any, on any interest payment date other than the maturity date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 calendar days prior to the interest payment date. Any wire transfer instructions received by the trustee will remain in effect until revoked by the holder. Any interest not punctually paid or duly provided for on a certificated note on any interest payment date other than the maturity date will cease to be payable to the holder of the new note as of the close of business on the related record date and may either be paid (1) to the person in whose name the certificated note is registered at the close of business on a special record date for the payment of the defaulted interest that is fixed by Ecopetrol, written notice of which will be given to the holders of the notes not less than 30 calendar days prior to the special record date, or (2) at any time in any other lawful manner.

All monies paid by Ecopetrol to the trustee or any paying agent for the payment of principal of, and premium and interest on, any new note which remains unclaimed for two years after the principal, premium or interest is due and payable may be repaid to Ecopetrol and, after that payment, the holder of the new note will look only to Ecopetrol for payment.

Form, Denomination and Registration

See “Description of the Debt Securities—Form, Denomination and Registration” in the accompanying prospectus.

Information Relating to the Depositary. The following is based on information furnished by the depositary:

The depositary will act as the depositary for the notes. The notes will be issued as fully registered senior notes registered in the name of Cede & Co., which is the depositary’s partnership nominee. Fully registered global notes will be issued for the notes, in the aggregate principal amount of the issue, and will be deposited with the depositary. For further information on the depositary, see “Description of the Debt Securities—Information Relating to the Depositary” in the accompanying prospectus.

Certain Covenants

The indenture provides that the covenants set forth below are applicable to Ecopetrol.

Payment of Principal and Interest.  Ecopetrol will duly and punctually pay the principal of and any premium and interest and other amounts (including any Additional Amounts in the event withholding and other taxes are imposed in Colombia) on the notes in accordance with the notes and the indenture.

Maintenance of Corporate Existence.  Ecopetrol will maintain its corporate existence and take all reasonable actions to maintain all rights, privileges and the like necessary or desirable in the normal conduct of business, activities or operations, unless the Board of Directors determines (based on appropriate shareholder authorization, if necessary) that preserving Ecopetrol’s corporate existence is no longer desirable in the conduct of Ecopetrol’s business and is not disadvantageous in any material respect to holders.

Ranking. Ecopetrol will ensure that the notes will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations of Ecopetrol that constitute External Indebtedness (other than obligations preferred by statute or by operation of law).

Statement by Officers as to Default and Notices of Events of Default. Within 10 days (or promptly with respect to certain events of default relating to Ecopetrol’s insolvency and in any event no later than 10 days) after Ecopetrol becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the notes, it will notify the trustee in writing of the occurrence of such default or event of default.

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Provision of Financial Statements and Reports. In the event that Ecopetrol files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in Colombia, the United States or elsewhere, Ecopetrol will furnish a copy of the statements or reports to the trustee within 15 days of the date of filing or the date the information is published or otherwise made publicly available.

Ecopetrol will provide, together with each of the financial statements delivered as described in the preceding paragraph, an officer’s certificate stating (i) that a review of Ecopetrol’s activities has been made during the period covered by such financial statements with a view to determining whether Ecopetrol has kept, observed, performed and fulfilled its covenants and agreements under this indenture; and (ii) that no event of default, or event which with the giving of notice or passage of time or both would become an event of default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that event of default or other event.

Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained therein or determinable from information contained therein, including Ecopetrol’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Limitation on Liens. Ecopetrol will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of Ecopetrol or any Material Subsidiary, unless effective provision is made whereby the notes (together with, if Ecopetrol shall so determine, any other Indebtedness ranking equally with the notes, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

1.         Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

2.          Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

3.          Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of Ecopetrol or any Material Subsidiary;

4.          Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by Ecopetrol or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of Ecopetrol or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

5.          Liens existing as of the date of the indenture;

6.          Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of Ecopetrol or any Material Subsidiary other than the property for which such Indebtedness was incurred;

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7.           Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

8.           Liens to secure the notes;

9.           Liens granted in favor of Ecopetrol and/or any Wholly Owned Subsidiary to secure Indebtedness owing to Ecopetrol or such Wholly Owned Subsidiary;

10.         Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of Ecopetrol or any Subsidiary;

11.         Liens securing Internal Indebtedness;

12.         Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5), (6), (7), (8), (9) and (10) above; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced (plus improvements and construction on such property);

13.         Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

14.         Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Ecopetrol or any of its Subsidiaries;

15.         Liens arising out of governmental concessions or licenses held by Ecopetrol or any of its Subsidiaries; and

16.         Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of Ecopetrol’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or (y) the Fair Market Value of the property securing such Indebtedness.

Repurchase of Notes upon a Change of Control Repurchase Event.  Ecopetrol must commence, within 30 days of the occurrence of a Change of Control Repurchase Event, and consummate an offer to purchase (“Offer to Purchase”) all notes then outstanding, at a purchase price equal to 101% of the principal amount of the notes on the date of repurchase, plus accrued interest (if any) to the date of purchase. Ecopetrol is not required to make an Offer to Purchase following a Change of Control Repurchase Event if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this covenant if it were made by Ecopetrol and such third party purchases (for the consideration referred to in the immediately preceding sentence) the notes validly tendered and not withdrawn. Prior to the mailing of the notice to holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control Repurchase Event, Ecopetrol covenants to (i) repay in full all indebtedness of Ecopetrol that would prohibit the repurchase of the notes pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of Ecopetrol to permit the repurchase of the notes. Ecopetrol shall first comply with the covenant in the preceding sentence before it repurchases notes upon a Change of Control Repurchase Event pursuant to this covenant.

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We will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and other applicable securities laws or regulations in connection with making an offer to purchase notes upon the occurrence of a Change of Control Repurchase Event. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of our compliance with such securities laws or regulations.

There can be no assurance that Ecopetrol will have sufficient funds available at the time of any Change of Control Repurchase Event to make the repurchases of notes required by the foregoing covenant (as well as by any covenant contained in other securities of Ecopetrol which might be outstanding at the time).

Additional Amounts. Pursuant to the indenture, all payments to be made in respect of the notes are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”), except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the notes or otherwise under the indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”). Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the notes or otherwise under the indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law. Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

(i).         any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by the indenture and the receipt of payments thereunder (including under the notes);

(ii).         any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

(iii).        any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent (a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (iii), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

(iv).        any Tax imposed on a payment on the notes required to be made pursuant to Council Directive 2003/48/EC of the Council of the European Union on the taxation of savings income in the form of interest payments (or any European Union Directive otherwise implementing the conclusions of the ECOFIN Council Meeting of 26 and 27 November 2000) or any law implementing or complying with, or introduced in order to conform to, any such Directive;

(v).         any tax imposed as a result of any note being presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had the note been presented during such 30-day period);

(vi).         any Tax payable other than by withholding or deduction from payments of principal or of interest on the note; or

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(vii).         any combination of the circumstances described in clauses (i) through (vi);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

Ecopetrol will provide the trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which Ecopetrol has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the trustee.

The obligation to pay Additional Amounts will survive the repayment of the notes and the sale or transfer of the notes (or beneficial interests therein) by any investor.

In addition, Ecopetrol shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any note or from the execution, delivery, registration, recording or enforcement of the notes and the indenture (other than any Taxes paid in accordance with the first paragraph of “—Additional Amounts”).

Optional Redemption

We will not be permitted to redeem the notes before their stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund – meaning that we will not deposit money on a regular basis into any separate account to repay your notes. In addition, except as set forth above under “—Repurchase of Notes upon a Change of Control Repurchase Event”, you will not be entitled to require us to repurchase your notes from you before the stated maturity.

Optional Redemption with “Make-Whole” Amount

We will have the right to redeem any of the notes in whole or in part, at any time or from time to time prior to their maturity, at our option, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, plus in each case accrued interest on the principal amount of the notes to be redeemed and any Additional Amounts to but excluding the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

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“Reference Treasury Dealer” means Deutsche Bank Securities Inc., Goldman, Sachs & Co. or their affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by us; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefore another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding such redemption date.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the notes to be redeemed on such date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.

Withholding Tax Redemption

The notes may be redeemed at Ecopetrol’s election, in whole but not in part on any date, by the giving of notice as provided herein under “—Notices”, at a price equal to the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, laws or treaties (or any regulation or rulings promulgated thereunder) of Colombia or any political subdivision or taxing authority thereof or therein or any change in the official application, administration or interpretation of such laws, treaties, regulations or rulings in such jurisdictions, Ecopetrol is or will become obligated to pay any Additional Amounts on the notes, if such change or amendment is announced and becomes effective on or after the issuance of the notes and such obligation cannot be avoided by taking commercially reasonable measures available to Ecopetrol; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Ecopetrol would be obligated to pay such Additional Amounts.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Prior to the giving of notice of redemption of such notes pursuant to the indenture, Ecopetrol will deliver to the trustee an officer’s certificate and a written opinion of recognized Colombian counsel independent of Ecopetrol and its Affiliates to the effect that all governmental approvals necessary for it to effect such redemption have been or at the time of redemption will be obtained and in full force and effect, and that Ecopetrol has or will become obligated to pay such Additional Amounts as a result of such change, amendment, application, administration or interpretation. On the redemption date, interest will cease to accrue on the notes that have been redeemed.

Open Market Purchases

Ecopetrol or any of its Subsidiaries may at any time purchase any note in the open market or otherwise at any price.

Merger and Consolidation

Ecopetrol may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) as an entirety to, any entity or entities (including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of Colombia or of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Ecopetrol under the notes and the indenture (including the obligation to pay the Additional Amounts) and such successor entity or entities delivers certain certificates, opinions of counsel and other documents to the trustee, (2) if the other entity is organized under the laws of a country other than the United States, a state thereof or Colombia, Ecopetrol indemnifies holders against any tax, assessment or governmental charge or other cost resulting from the transaction, (3) prior to and immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing, (4) Ecopetrol delivers certain certificates, opinions of its counsel and other documents to the trustee and (5) if, as a result of such transaction, properties or assets of Ecopetrol would become subject to an encumbrance which would not be permitted by the terms of the notes, Ecopetrol or the successor entity or entities shall take such steps as are necessary to secure such notes equally and ratably with all indebtedness secured thereunder. Thereafter, all such obligations of Ecopetrol shall terminate. Notwithstanding the foregoing, nothing herein shall prohibit Ecopetrol from selling, assigning, transferring, leasing, conveying or otherwise disposing of any of Ecopetrol’s Subsidiaries at the date of the indenture or any interest therein or any assets thereof.

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Events of Default

The term “event of default” means any one of the following events with respect to the notes:

1.         default in the payment of any interest on any note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

2.         default in the payment of the principal of or any premium on any note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise;

3.         the notes, the indenture, or any part of those documents, ceases to be in full force and effect or binding and enforceable against Ecopetrol or it becomes unlawful for Ecopetrol to perform any material obligation under any of the foregoing documents to which it is a party;

4.         Ecopetrol contests the enforceability of the notes or the indenture, or denies that it has liability under any of the foregoing documents to which it is a party;

5.         default in the performance, or breach, of any covenant or warranty of Ecopetrol in the indenture or the notes and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to Ecopetrol by the trustee or to Ecopetrol and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

6.         any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of Ecopetrol, other than the notes, or any Material Subsidiary of Ecopetrol, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess of US$50.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

7.         the entry by a court having competent jurisdiction of one or more final and non-appealable judgments or final decrees against Ecopetrol or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of US$50.0 million (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

8.         Ecopetrol stops paying or admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

9.         the entry by a court having competent jurisdiction of:

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(a)         a decree or order for relief in respect of Ecopetrol in an involuntary proceeding under Bankruptcy Law, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days;

(b)         a decree or order in an involuntary proceeding under Bankruptcy Law adjudging Ecopetrol to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of Ecopetrol, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

(c)         a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Ecopetrol or of any substantial part of the property of Ecopetrol or ordering the winding up or liquidation of the affairs of Ecopetrol;

10.         the commencement by Ecopetrol of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Ecopetrol to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Ecopetrol of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by Ecopetrol to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Ecopetrol or any substantial part of the property of Ecopetrol or the making by Ecopetrol of an assignment for the benefit of creditors, or the taking of corporate action by Ecopetrol in furtherance of any such action; and

11.         a general moratorium is agreed or declared in respect of any Indebtedness of Ecopetrol.

If an event of default with respect to the notes at the time outstanding (other than an event of default specified in clause (9) or (10) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal of the notes, to be due and payable immediately, by a notice in writing to Ecopetrol (and to the trustee if given by the holders), and upon any declaration the principal shall become immediately due and payable. If an event of default specified in clause (9) or (10) above occurs, all unpaid principal of and accrued interest on the notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any note.

At any time after a declaration of acceleration or automatic acceleration with respect to the notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding notes, by written notice to Ecopetrol and the trustee, may rescind and annul the declaration and its consequences if:

1.         Ecopetrol has paid or deposited with the trustee a sum of money sufficient to pay all overdue installments of any interest on and Additional Amounts with respect to all the notes and the principal of and any premium on the notes which have become due otherwise than by the declaration of acceleration and interest on the notes; and

2.         all events of default with respect to the notes, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the notes which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission shall affect any subsequent default or impair any right consequent thereon.

Meetings of Noteholders

See “Description of the Debt Securities—Meeting of Noteholders” in the accompanying prospectus.

Modification and Waiver

See “Description of the Debt Securities—Modification and Waiver” in the accompanying prospectus.

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Listing

Ecopetrol intends to apply to have the notes approved for listing on the NYSE.

Notices

All notices regarding the notes shall be valid if that notice is given to holders of notes in writing and mailed to each holder of notes.

While the notes are represented by the global notes deposited with the depositary, notices to holders may be given by delivery to the depositary, and such notices will be deemed to be given on the date of delivery to the depositary. The trustee will also mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the trustee maintains. The trustee will only mail these notices to the registered holder of the notes. You will not receive notices regarding the notes directly from us unless we reissue the notes to you in fully certificated form.

Notices will be deemed to have been given on the date of mailing or of publication as aforesaid or, if published on different dates, on the date of the first such publication.

Unclaimed Amounts

Any money deposited with the trustee or paying agent or held by Ecopetrol, in trust, for the payment of principal, premium, interest or any Additional Amounts, that remains unclaimed for two years after such amount becomes due and payable shall be paid to Ecopetrol on its request or, if held by Ecopetrol, shall be discharged from such trust. The holder of the notes will look only to Ecopetrol for payment thereof, and all liability of the trustee, paying agent or of Ecopetrol, as trustee, shall thereupon cease.

Certain Definitions

See “Description of the Debt Securities—Certain Definitions” in the accompanying prospectus.

Discharge, Defeasance and Covenant Defeasance

See “Description of the Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus.

Currency Indemnity

Ecopetrol has agreed that, if a judgment or order made by any court for the payment of any amount in respect of any notes is expressed in a currency (the “judgment currency”) other than U.S. Dollars (the “denomination currency”), Ecopetrol will indemnify the relevant holder against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from Ecopetrol’s other obligations under the indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant note or under any judgment or order described above.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York except that the laws of Colombia will govern all matters relating to authorization and execution of the indenture and the notes.

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Submission to Jurisdiction; Agent for Service of Process

Ecopetrol will submit to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan for purposes of all legal actions and proceedings instituted in connection with the notes or the indenture. Ecopetrol has appointed Corporation Service Company (CSC), 1133 Avenue of the Americas, Suite 3100, New York, New York 10036 as its authorized agent upon which service of process may be served in any such action relating to the notes or the indenture.

Regarding the Trustee

The trustee is permitted to engage in other transactions with Ecopetrol and its subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default, or else resign.

Ecopetrol may at any time remove the trustee at its office or agency in the City of New York designated for the foregoing purposes and may from time to time rescind such designations.

No Personal Liability of Shareholders, Officers, Directors, or Employees

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Ecopetrol in such indenture, or in any of the notes or because of the creation of any indebtedness represented thereby, shall be had against any shareholder, officer, director, employee or controlling person of Ecopetrol or of any successor thereof.

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Taxation

U.S. Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes. Except where otherwise noted, this discussion applies only to U.S. Holders (as defined below) of notes that purchase the notes at the initial issue price indicated on the cover of this prospectus supplement and that hold the notes as “capital assets” (generally, property held for investment). This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing final, temporary and proposed U.S. Treasury regulations, administrative pronouncements by the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, all as of the date hereof and all of which are subject to change (possibly on a retroactive basis) and to different interpretations. This discussion assumes that the notes will not be issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

This discussion does not purport to address all U.S. federal income tax consequences that may be relevant to a particular holder and holders are urged to consult their own tax advisors regarding their specific tax situations. The discussion does not address the tax consequences that may be relevant to holders subject to special tax rules, including, for example:

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect the mark-to-market method of accounting with respect to their securities holdings;

•	banks or other financial institutions;

•	partnerships or other pass-through entities for U.S. federal income tax purposes;

•	U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	U.S. expatriates; or

•	holders that hold the notes as part of a hedge, straddle, conversion or other integrated transaction.

Further, this discussion does not address any U.S. federal estate and gift tax consequences, alternative minimum tax consequences, Medicare tax on net investment income consequences or any state, local and non-U.S. tax consequences of the acquisition, ownership and disposition of the notes.

As used herein, the term “U.S. Holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has an election in effect under current U.S. Treasury regulations to be treated as a U.S. person.

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If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisor as to the consequences to it of acquisition, ownership and disposition of the notes.

Characterization of the Notes

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. Our obligation to pay such excess amounts may cause the IRS to take the position that the notes are ‘‘contingent payment debt instruments’’ for U.S. federal income tax purposes. If the IRS is successful in such an assertion, the timing and amount of income included and the character of gain recognized with respect to the notes would likely be different from the consequences discussed herein. Notwithstanding this possibility, we do not believe that the notes are contingent payment debt instruments, and, consequently, we do not intend to treat the notes as contingent payment debt instruments. Such determination by us is binding on all holders unless a holder discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which a note was acquired. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.

U.S. Holders

Stated Interest

Payments of stated interest to a U.S. Holder on a note, including any amount withheld in respect of any taxes and any Additional Amounts, will be includible in such U.S. Holder’s gross income as ordinary interest income at the time such payments are received or accrued in accordance with such U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes. In addition, interest on the notes will be treated as foreign source income for U.S. federal income tax purposes and generally will constitute “passive category” income for most U.S. Holders. Subject to generally applicable restrictions and conditions (including a minimum holding period requirement), a U.S. Holder generally will be entitled to a foreign tax credit in respect of any foreign income taxes withheld on interest payments on the notes. Alternatively, the U.S. Holder may deduct such taxes in computing taxable income for U.S. federal income tax purposes provided that the U.S. Holder does not elect to claim a foreign tax credit for any foreign income taxes paid or accrued for the relevant taxable year. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale, Exchange or Other Taxable Disposition

Upon the sale, exchange or other taxable disposition (including a redemption) of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition (other than accrued but unpaid stated interest, which will be taxable as ordinary income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to the U.S. Holder. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the note has been held for more than one year at the time of its sale, exchange or other taxable disposition. Certain non-corporate U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

Any gain or loss realized on the sale, exchange or other taxable disposition of a note generally will be treated as U.S. source gain or loss, as the case may be. If any gain from the sale, exchange or other taxable disposition of a note is subject to foreign income tax, a U.S. Holder may not be able to credit such tax against its U.S. federal income tax liability under the U.S. foreign tax credit limitations of the Code (because such gain generally would be U.S. source income) unless such income tax can be credited (subject to applicable limitations) against U.S. federal income tax due on other income that is treated as derived from foreign sources. Alternatively, the U.S. Holder may deduct such taxes in computing taxable income for U.S. federal income tax purposes provided that the U.S. Holder does not elect to claim a foreign tax credit for any foreign income taxes paid or accrued for the relevant taxable year.

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U.S. Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to payments of principal of, and interest on, a note and to proceeds of the sale or redemption of a note, to U.S. Holders. Information reporting generally will apply to payments of principal of, and interest on, notes (including Additional Amounts), and to proceeds from the sale or redemption of notes within the United States, or by a U.S. payor or U.S. middleman, to a U.S. Holder (other than an exempt recipient). Backup withholding will be required on payments made within the United States, or by a U.S. payor or U.S. middleman, on a note to a U.S. Holder, other than an exempt recipient, if the U.S. Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements.

Backup withholding is not an additional tax. A holder of notes generally will be entitled to credit any amounts withheld under the backup withholding rules against its U.S. federal income tax liability or to obtain a refund of the amounts withheld provided the required information is furnished to the IRS in a timely manner.

In addition, for taxable years beginning after March 18, 2010, legislation requires certain U.S. Holders who are individuals to report information relating to an interest in the notes, subject to certain exceptions (including an exception for notes held in accounts maintained by certain financial institutions). U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the notes.

The above description is not intended to constitute a complete analysis of all tax consequences relating to the ownership of notes. Prospective purchasers of notes should consult their own tax advisors concerning the tax consequences in their particular situations.

Certain Colombian Tax Considerations

The following summarizes certain Colombian tax considerations that may be relevant to you if you invest in the notes.  This summary is based on laws, regulations, rulings and decisions now in effect in Colombia and may change.  Any change could apply retroactively and could affect the continued validity of this summary.

Under current Colombian law payments of principal and interest on the notes are not subject to Colombian income or withholding tax, provided that the holder of the notes is not a Colombian resident and is not domiciled in Colombia.  In addition, gains realized on the sale or other disposition of the notes will not be subject to Colombian income withholding tax, provided that the holder of the notes is not a Colombian resident and is not domiciled in Colombia.

So long as the holders of the notes are not Colombian residents, there are no Colombian transfer, inheritance, gift or succession taxes applicable to the notes.

This summary does not describe all of tax the considerations that may be relevant to you or your situation, you should consult your tax adviser about the tax consequences of holding the notes.

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Underwriting

Deutsche Bank Securities Inc. and Goldman, Sachs & Co. are acting as underwriters (the “underwriters”). Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes, (the “notes”) set forth opposite its name below.

Underwriters	Principal Amount of the notes

Deutsche Bank Securities Inc.	US$	1,000,000,000
Goldman, Sachs & Co.		1,000,000,000
Total	US$	2,000,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters have advised us that the underwriters propose initially to offer the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at US$650,000 and are payable by us.

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New Issue of Notes

The notes are a new issue of securities with no established trading market. We intend to apply to have the notes approved for listing on the New York Stock Exchange. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made to investors on or about May 28, 2014, which will be the 5th business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the third business day before the date of delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the third business day before their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, for a period of 45 days after the date of this prospectus supplement without the prior written consent of the underwriters, offer, sell, contract to sell or otherwise dispose of any debt securities in the international capital markets issued or guaranteed by us and having a tenor of more than one year, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

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In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies.  Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby.  Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Colombia

The notes have not and will not be authorized by the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia) and will not be registered under the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores) or the Colombia Stock Exchange (Bolsa de Valores de Colombia), and, accordingly, the notes will not be offered or sold to persons in Colombia except in circumstances which do not result in a public offering or an exemption therefrom under Colombian law.

Notice to Prospective Investors in Brazil

The notes have not been, and will not be, registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) (the “CVM”). Any public offering or distribution of the notes in Brazil, as defined under Brazilian laws and regulations, requires prior registration under Law No. 6,385, of December 7, 1976, as amended, and Instruction No. 400, issued by the CVM on December 29, 2003, as amended. Documents relating to an offering of the notes by this prospectus supplement, as well as information contained therein, may not be distributed to the public in Brazil. The notes may not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Notice to Prospective Investors in Chile

The offer of the notes is subject to General Rule No. 336 of the Chilean Securities Commission (Superintendencia de Valores y Seguros de Chile, or the “SVS”). The notes being offered are not registered in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) of the SVS and, therefore, the notes are not subject to the supervision of the SVS. As unregistered securities, we are not required to disclose public information about the notes in Chile. The notes may not be publicly offered in Chile unless they are registered in the corresponding securities registry.

La oferta de los valores y esta acogida a la NCG 336 de la Superintendencia de Valores y Seguros de Chile (la “SVS”). La oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la SVS, por lo que los valores no están sujetos a la fiscalización de dicho organismo. Por tratarse de valores no inscritos, no existe obligación por parte del emisor de entregar en Chile información pública respecto de los valores. Estos valores no pueden ser objeto de oferta pública a menos que sean inscritos en el registro de valores correspondiente.

Notice to Prospective Investors in Peru

The notes and the information contained in this prospectus supplement have not been and will not be registered with or approved by the Peruvian Capital Markets Superintendency (Superintendencia del Mercado de Valores) or the Lima Stock Exchange (Bolsa de Valores de Lima). Accordingly, the notes cannot be offered or sold in Peru, except if such offering is considered a private offering under the securities laws and regulations of Peru. The Peruvian securities market law establishes, among others, that any particular offer may qualify as private if it is directed exclusively to institutional investors. However, we have registered the notes with the Superintendency of Banking, Insurance, and Private Pension Funds (Superintendencia de Bancos, Seguros y AFP) in order to offer and sell the notes in private placement transactions addressed to Peruvian institutional investors, such as Peruvian private pension funds.

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Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) no offer of notes may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require Ecopetrol or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for Ecopetrol or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither Ecopetrol nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for Ecopetrol or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

S-35

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus, as well as any other material relating to the offering do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement and the accompanying prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time. This prospectus supplement may only be used by those investors to whom it has been provided in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Netherlands

This prospectus supplement has not been and will not be approved by the Netherlands Authority for the Financial Markets (Autoriteit Financiële Markten) in accordance with Article 5:2 of the Dutch Act on Financial Supervision (Wet op het financieel toezicht). The notes will only be offered in The Netherlands to qualified investors (gekwalificeerde beleggers) as defined in Article 1:1 of the Dutch Act on Financial Supervision.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

Each underwriter has represented and agreed that:

•	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the prospectus supplement being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

•	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

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Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”). Accordingly, each underwriter has represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any notes in Japan or to, or for the benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute this prospectus supplement, or any other document or material in connection with the offer or sale or invitation for subscription or purchase of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA in each case, subject to compliance with the conditions set forth in the SFA.

Where the notes are subscribed or purchased in reliance on an exemption under Sections 274 or 275 of the SFA, the notes shall not be sold within the period of six months from the date of the initial acquisition of the notes, except to any of the following persons:

•	an institutional investor (as defined in Section 4A of the SFA);

•	a relevant person (as defined in Section 275(2) of the SFA); or

•	any person pursuant to an offer referred to in Section 275(1A) of the SFA, unless expressly specified otherwise in Section 276(7) of the SFA.

Where notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor (under Section 274 of the SFA), or to a relevant person (as defined in Section 275(2) of the SFA) and in accordance with the conditions specified in Section 275 of the SFA;

•	(in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or (in the case of a trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by the operation of law; or

•	as specified in Section 276(6) of the SFA.

S-37

Enforcement of Civil Liabilities

We are a Colombian company and a substantial portion of our assets are located in Colombia. All of our Directors and executive officers and certain of the experts named in this prospectus supplement and the accompanying prospectus are residents of Colombia, and a substantial portion of their respective assets are located in Colombia. As a result, investors may not be able to effect service of process outside these countries upon us or these persons or to enforce judgments obtained against us or these persons in foreign courts. The Colombian Supreme Court of Justice determines whether to enforce a U.S. judgment predicated on the U.S. securities laws through a procedural system known under Colombian law as exequatur.  The Colombian Supreme Court of Justice will enforce a foreign judgment, without reconsideration of the merits, only if the judgment satisfies the requirements of: (i) Article 693 through 695 of Colombia’s Code of Civil Procedure (Código de Procedimiento Civil), which will be abrogated by articles 605 through 607 (which only require a legalized copy of the foreign judgment) of Law 1564 of 2012 (Código General del Proceso) subject to the entry in effect of Law 1564 of 2012 in the terms of article 627, paragraph 6 thereof, which provides that a foreign judgment will be enforced in Colombia if:

•	a treaty or convention exists between Colombia and the country where the judgment was issued or there is reciprocity in the recognition of foreign judgments between the courts of the relevant jurisdiction and the courts of Colombia;

•	the foreign judgment does not relate to “in rem rights” vested in assets that were located in Colombia at the time the suit was filed and does not contravene or conflict with Colombian laws relating to public order other than those governing judicial procedures;

•	the foreign judgment, in accordance with the laws of the country where it was rendered, is final and is not subject to appeal;

•	a duly certified and legalized copy of the judgment (together with an official translation into Spanish if the judgment is issued in a foreign language) has been presented to a competent court in Colombia (article 605 of Law 1564 of 2012 only requires a legalized copy of the foreign judgment);

•	the foreign judgment does not involve any matter over which Colombian courts would have exclusive jurisdiction;

•	no proceeding is pending in Colombia with respect to the same subject matter and involving the same parties and no final judgment has been awarded in any proceeding in Colombia on the same subject matter and involving the same parties;

•	in the proceeding commenced before the foreign court that issued the judgment, the defendant was served process in accordance with the law of such jurisdiction and in a manner reasonably designated to give the defendant an opportunity to defend itself against the action; and

•	the exequatur requirement has been observed.

We cannot assure you that a Colombian court would enforce a judgment issued by a U.S. court with respect to the notes based on U.S. securities laws. In addition, certain remedies available under provisions of the U.S. securities laws may not be admitted or enforced by Colombian courts.

The Colombian Supreme Court has in the past accepted that reciprocity exists when it has been proven that either a U.S. court has enforced a Colombian judgment or that a U.S. court would enforce a foreign judgment, including a judgment issued by a Colombian court.  However, such enforceability decisions are considered by the Colombian Supreme Court of Justice on a case-by-case basis.

In the course of the exequatur proceedings, both the plaintiff and the defendant are allowed the opportunity to request that evidence be collected in connection with the issues listed above; also, before the judgment is rendered, each party may file final allegations in support of such party’s position.

S-38

The United States and Colombia do not have a bilateral treaty providing for automatic reciprocal recognition and enforcement of judgments in civil and commercial matters. However, Colombia is a party to international treaties such as the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards, the 1975 Inter-American Convention on International Commercial Arbitration, and the 1965 Washington Convention for the Settlement of Disputes between States and Nationals of Other States. Pursuant to law 1563 of 2012, international arbitral awards issued in Colombia are not subject to exequatur or recognition proceedings.

We reserve our right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against us under United States federal securities laws or any state securities laws.

S-39

Where You Can Find More Information

We file annual reports, current reports and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

We are “incorporating by reference” specified documents that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference:

•	our 2013 Annual Report;

•	our Current Report on Form 6-K furnished to the SEC on May 20, 2014, containing a copy of our unaudited, unconsolidated interim financial statements at March 31, 2014 and December 31, 2013 and for the three-month periods ended March 31, 2014 and 2013; and

•	our Current Report on Form 6-K furnished to the SEC on May 20, 2014, containing a discussion and analysis of our results of operation and financial condition for the first quarter of 2014.

You may request a copy of any document that has not been delivered with this prospectus, at no cost, by writing or telephoning Ecopetrol S.A. at: Carrera 13 No. 36-24, Bogotá, Republic of Colombia, telephone (571) 234-5190, Attention: Alejandro Giraldo, Investor Relations Officer, or by contacting the trustee at the address indicated on the inside back cover of this prospectus. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.

Legal Matters

Unless otherwise indicated in a supplement to this prospectus, Shearman & Sterling LLP, our United States counsel, will pass upon the validity under New York law of the notes and prietocarrizosa will pass upon certain legal matters governed by Colombian law with respect to the notes. The validity will also be passed upon for the underwriters by Milbank, Tweed, Hadley & McCloy LLP, the underwriters’ United States counsel, and Gómez-Pinzón Zuleta Abogados S.A., who will pass upon certain legal matters governed by Colombian law with respect to the notes.

Experts

Our consolidated financial statements as of and for the year ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting, which is included in the Management’s Report on Internal Control over Financial Reporting, incorporated into this prospectus supplement by reference to the 2013 Annual Report, have been so incorporated in reliance on the reports of PricewaterhouseCoopers Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Our consolidated financial statements as of December 31, 2012 and 2011 and for the two years ended December 31, 2012, have been audited by KPMG Ltda., an independent registered public accounting firm, as stated in their report appearing in the 2012 Annual Report.

The summary reports of Ryder Scott, DeGolyer and MacNaughton and Gaffney, Cline & Associates, independent petroleum engineering consultants, referenced in the 2013 Annual Report, which is incorporated by reference herein, have been referenced in reliance upon the authority of the firms as experts in estimating proved oil and gas reserves.

S-40

Annex A
Computation of Ratio of Earnings to Fixed Charges

The following table sets forth Ecopetrol’s consolidated ratio of earnings to fixed charges for (i) the years ended December 31, 2013, 2012, 2011, 2010 and 2009 and (ii) the three-month periods ended March 31, 2014 and 2013 in accordance with Colombian Government Entity GAAP (expressed in millions of pesos).

	For the year ended December 31,					For the three-months period ended March 31,
Period	2013	2012	2011	2010	2009	2014	2013
	Consolidated, audited					Consolidated, unaudited
Income before income tax and minority interest	21,882,207	22,331,701	23,641,432	11,492,617	7,250,844	5,652,096	5,522,208
Income from equity investees	119,221	123,953	138,626	83,558	0	14,519	7,048
Loss from equity investees	0	0	368	802	55,143	378	0
Pre-tax income from continuing operations before adjustment for income or loss from equity investees	21,762,986	22,207,748	23,503,173	11,409,861	7,305,987	5,637,955	5,515,160

Fixed Charges
Interest expensed and capitalized	1,229,686	1,342,796	622,736	465,236	265,827	311,558	238,859
Amortized premiums, discounts and capitalized expenses related to indebtedness	1,912	965	992	1,020	507	1,128	240
Estimate of the interest within rental expense	68,247	36,481	32,737	27,930	28,934	17,861	15,542
Total Fixed Charges	1,299,845	1,380,243	656,465	494,185	295,268	330,547	254,641
Amortization of capitalized interest	168,025	110,161	52,359	13,940	N/A	185,922	126,717
Distributed income of equity investees	38,454	38,148	39,015	19,532	38,118	83,187	20,662
Total added items	23,269,311	23,736,299	24,251,012	11,937,518	7,639,373	6,237,611	5,917,180
Interest capitalized	637,043	761,199	207,514	319,326	127,026	103,190	113,316
Total subtracted items	637,043	761,199	207,514	319,326	127,026	103,190	113,316
Total Earnings	22,632,268	22,975,100	24,043,498	11,618,192	7,512,347	6,134,422	5,803,864

Total Ratio of Earnings to Fixed charges	17.41	16.65	36.63	23.51	25.44	18.56	22.79

Source:  Ecopetrol’s accounting records

* The ratio of earnings for the years ended December 2012, 2011, 2010 and 2009 under Colombian Government Entity GAAP have been revised from the ratios reported in Ecopetrol’s registration statement on Form F-3 filed with the SEC on July 26, 2013 (File No. 333-190198) due to a correction made in the calculation of our ratio of earnings to fixed charges, which principally affected our interest expensed and capitalized.

The following table sets forth Ecopetrol’s consolidated ratio of earnings to fixed charges for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 in accordance with U.S. GAAP (expressed in millions of pesos).

	For the year ended December 31,
Period	2013	2012	2011	2010	2009
	Consolidated, audited
Income before income tax and minority interest	23,261,363	22,413,482	23,456,685	12,840,721	8,768,383
Income from equity investees	185,472	37,765	121,617	58,975	40,587
Loss from equity investees	0	25,607	321	988	105,947
Total Income before income tax and minority interest	23,075,891	22,401,324	23,335,388	12,782,734	8,833,743

Fixed Charges
Interest expensed and capitalized	1,231,900	1,345,443	624,412	465,354	266,409
Amortized premiums, discounts and capitalized expenses related to indebtedness	1,912	965	992	1,020	507
Estimate of the interest within rental expense	16,700	25,068	15,791	12,099	14,388
Total Fixed Charges	1,250,512	1,371,476	641,194	478,472	281,304
Amortization of capitalized interest	110,703	71,725	33,327	10,094	N/A
Distributed income of equity investees	38,454	38,148	39,015	19,532	38,118
Total added items	24,475,559	23,882,673	24,048,925	13,290,832	9,153,164
Interest capitalized	156,530	153,999	85,337	150,800	63,247
Total subtracted items	156,530	153,999	85,337	150,800	63,247
Total Earnings	24,319,029	23,728,674	23,963,588	13,140,032	9,089,917

Total Ratio of Earnings to Fixed charges	19.45	17.30	37.37	27.46	32.31

Source:  Ecopetrol’s accounting records

* The ratio of earnings for the years ended December 2012, 2011, 2010 and 2009 under U.S. GAAP have been revised from the ratios reported in Ecopetrol’s registration statement on Form F-3 filed with the SEC on July 26, 2013 (File No. 333-190198) due to a correction made in the calculation of our ratio of earnings to fixed charges, which principally affected our interest expensed and capitalized.

S-A-1

PROSPECTUS

Ecopetrol S.A.

ORDINARY SHARES
PREFERRED SHARES
DEBT SECURITIES
GUARANTEED DEBT SECURITIES
_______________

We may offer and sell, from time to time, in one or more offerings, the securities covered by this prospectus.

We may offer and sell the securities covered by this prospectus to or through underwriters, dealers and agents, or directly to purchasers on a continuous or delayed basis. We will provide the specific terms and prices of the securities that we may offer in supplements to this prospectus or other offering materials. The prospectus supplements or other offering materials may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement or other offering materials. You should read this prospectus and any applicable prospectus supplement or other offering materials carefully before you invest in the securities.

Our ordinary shares are listed on the Bolsa de Valores de Colombia under the symbol “ECOPETROL.” Our ordinary shares in the form of American Depository Receipts are listed on the New York Stock Exchange under the symbol “EC” and the Toronto Stock Exchange under the symbol “ECP.”

_______________

Investing in our securities involves risks. You should carefully read the risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus, in the “Risk Factors” section of our Annual Reports on Form 20-F filed with the Securities and Exchange Commission and in any applicable prospectus supplement or other offering materials before investing in our securities.

_______________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________

The date of this prospectus is July 26, 2013.

Table of Contents

i

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or any other offering materials or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any other offering materials as well as the information contained in any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of an “automatic shelf” registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) using a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement and any other offering materials may also add to, update or change any of the information contained in this prospectus. The prospectus supplement and any other offering materials may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement or other offering materials. You should read this prospectus, the applicable prospectus supplement and any other offering materials, together with the additional information described under “Where You Can Find More Information” before making an investment decision. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement, pricing supplement or other offering materials.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

ii

WHERE YOU CAN FIND MORE INFORMATION

We are an SEC registrant subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly, file with, or furnish to, the SEC certain reports and other information. As a foreign private issuer, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Colombia, which differ from those in the United States. You may read and copy any document we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference room. Such documents are also available to the public from the SEC’s website at www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future annual reports on Form 20-F filed with the SEC pursuant to the Exchange Act, until we complete our offerings of the securities:

●	our Annual Report on Form 20-F for the year ended December 31, 2012 filed with the SEC on April 29, 2013, which we refer to as the “2012 Annual Report”;

●	our Current Report on Form 6-K furnished to the SEC on May 6, 2013, except any information included therein relating to the calculation of our EBITDA (earnings before interest, taxes, depreciation and amortization);

●	our Current Report on Form 6-K furnished to the SEC on July 26, 2013, containing a copy of our unaudited, unconsolidated financial statements at March 31, 2013 and December 31, 2012 and for the three month periods ended March 31, 2013 and 2012;

●	the description of our common stock contained in our registration statement on Form 20-F filed with the SEC on September 12, 2008.

We may also incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such form that it is being incorporated by reference to this prospectus.

You may request a copy of any document that has not been delivered with this prospectus, at no cost, by writing or telephoning Ecopetrol S.A. at: Carrera 13 No. 36-24, Bogotá, Republic of Colombia, telephone (571) 234-5190, Attention: Alejandro Giraldo, Investor Relations Officer, or by contacting the trustee at the address indicated on the inside back cover of this prospectus. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.

iii

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements of Ecopetrol S.A. (hereinafter “we”, “us”, “our”, “Ecopetrol” or the “Company”), within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not based on historical facts and reflect our expectations for future events and results. Most facts are uncertain because of their nature. Words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “should”, “plan”, “potential”, “predicts”, “prognosticate”, and “achieve”, among other similar expressions, are understood as forward-looking statements. These factors may include the following:

●	Drilling and exploration activities

●	Future production rates

●	Import and export activities

●	Liquidity, cash flow and uses of cash flow

●	Projected capital expenditures

●	Dates by which certain areas will be developed or will come on-stream

●	Allocation of capital expenditures to exploration and production activities

Actual results are subject to certain factors out of the control of the Company and may differ materially from the anticipated results. These factors may include the following:

●	Changes in international crude oil and natural gas prices

●	Competition

●	Limitations on our access to sources of financing

●	Significant political, economic and social developments in Colombia and other countries where we do business

●	Military operations, terrorist acts, wars or embargoes

●	Regulatory developments, including regulations related to climate change

●	Technical difficulties

●	Other factors discussed in this prospectus as “Risk Factors”

Most of these statements are subject to risks and uncertainties that are difficult to predict. Therefore, our actual results could differ materially from projected results. Accordingly, readers should not place undue reliance on the forward-looking statements contained in this prospectus.

iv

THE COMPANY

Ecopetrol is a mixed economy company, organized on August 25, 1951 as Empresa Colombiana de Petróleos. We began our operations as a governmental industrial and commercial company, responsible for administering Colombia’s hydrocarbon resources and by 1974 operated the Barrancabermeja refinery and the Cartagena refinery, Colombia’s largest petroleum refineries. In 1970, we adopted our first by-laws which transformed us into a governmental agency, responsible for the production and administration of Colombia’s hydrocarbon resources. In 2003 we were transformed from an industrial and commercial company into a state owned corporation with shares linked to the Ministry of Mines and Energy and renamed us Ecopetrol S.A. in order to make us more competitive. Prior to our reorganization, our capital expenditures program and access to the credit markets were limited by the Colombian government which was making its decisions based on its budgetary needs and not on our growth prospects. In 2006, the government of Colombia authorized us to issue up to 20% of our capital stock in Colombia, subject to the condition that the Nation control at least 80% of our capital stock and on November 13, 2007, we placed 4,087,723,771 shares in the Bolsa de Valores de Colombia or BVC, raising approximately Ps$5,723 billion and resulting in 482,941 new shareholders comprising 10.1% of our capital stock. Since September 18, 2008, our American Depositary Receipts have been trading in the New York Stock Exchange under the symbol “EC.”. In addition, on August 13, 2010, our ADSs began trading on the Toronto Stock Exchange under the symbol “ECP.”

Our principal offices are located at Carrera 13 No. 36-24, Bogota, Colombia and our telephone number is +571 234 4000.

Please read Item 4: “Information on the Company” in our 2012 Annual Report incorporated by reference herein for further information on our Company.

1

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under the caption “Risk Factors” included in our 2012 Annual Report, which is incorporated by reference in this prospectus. Additional risk factors that you should carefully consider may be included in a prospectus supplement or other offering materials relating to an offering of our securities.

The risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

2

RATIO OF EARNINGS TO FIXED CHARGES

Ecopetrol’s ratio of earnings to fixed charges is calculated as follows:

Earnings are adjusted by our income or loss from equity investees, by dividends of unconsolidated subsidiaries and by our fixed charges:

+	Income before income tax and minority interest

-	Income from equity investees

+	Loss from equity investees

-	Dividends of unconsolidated subsidiaries

+	Fixed Charges

Fixed Charges comprise our interest expenses and an estimate of our interest resulting from our rental expense:

+	Interest expenses

+	Estimate of interest within rental expense using a reasonable approximation of the interest factor

We calculate this ratio under Colombian Government Entity GAAP. Note 35 to our consolidated financial statements included in our 2012 Annual Report, which is incorporated by reference in this prospectus, contains a description of the principal differences between Colombian Government Entity GAAP and U.S. GAAP as applied to our annual audited financial statements.

The following table sets forth Ecopetrol’s consolidated ratio of earnings to fixed charges for the full-year periods ended December 31, 2012, 2011, 2010, 2009 and 2008 in accordance with Colombian Government Entity GAAP and U.S. GAAP. See exhibit 12.1 for the detailed calculation of our Ratio of Earnings to Fixed Charges.

	Fiscal Year ended December 31,
	2012	2011	2010	2009	2008(1)
Ratio of earnings to fixed charges
Colombian Government Entity GAAP	487.29	572.74	334.84	150.94	427.38
U.S. GAAP	503.05	572.72	384.49	190.88	374.76

___________

Source: Ecopetrol’s financial statements

(1)	Our ratio of earnings to fixed charges for the fiscal year ended December 31, 2008 in accordance with both Colombian Government Entity GAAP and U.S. GAAP has been revised from the ratio reported in our registration statement on Form F-3 filed with the SEC on February 12, 2010 (File No. 333-164898) due to a correction in the reclassifications made on lease expenses and interest.

3

OFFER STATISTICS AND EXPECTED TIMETABLE

We will set forth in the applicable prospectus supplement or other offering materials a description of the offer statistics and expected timetable of any offering of securities which may be offered under this prospectus. The prospectus supplement or any other offering materials may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement or other offering materials before you invest in any of our securities.

4

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of March 31, 2013.

This table should be read in conjunction with the unaudited unconsolidated interim financial statements included in the Form 6-K we filed with the SEC on July 26, 2013, which is incorporated by reference herein.

	As of March 31, 2013 (unaudited)

	(in thousands of US dollars)*	(in millions of Pesos)
Cash and cash equivalents	US$2,170,829	Ps$3,977,392
Short-term liabilities – financial obligations
National bank loans (1)	242,354	444,041
Others (2)	4,486	8,220
Total Short-term liabilities – financial obligations	246,840	452,261
Long-term liabilities – financial obligations
Syndicated loan facility(3)	605,884	1,110,100
7.625% notes due 2019	1,500,000	2,748,300
Local bonds due 2015	52,996	97,100
Local bonds due 2017	75,701	138,700
Local bonds due 2020	261,926	479,900
Local bonds due 2030	155,169	284,300
Others (4)	109,582	200,776
Total long-term liabilities – financial obligations	2,761,258	5,059,176
Equity	31,188,818	57,144,153
Total capitalization (5)	US$ 34,196,916	Ps$ 62,655,590

___________

*	Amounts stated in U.S. dollars have been translated for the convenience of the reader at the rate of Ps$1,832.20 to US$1.00, which is the Representative Market Rate at March 29, 2013 (the last business day in Colombia for the month of March 2013), as reported and certified by the Superintendency of Finance.
(1)	Corresponds to the expected capital amortization of our Ps$2.2 trillion loan with a syndicate of 11 Colombian banks originally due in May 2016 , Ps$1.1 trillion of which was outstanding as of March 31, 2013. See footnote (3) below.
(2)	Corresponds to (i) a Ps$ 7,376 million contract signed with Union Temporal Gas Gibraltar (Montecz S.A., Conequipos ING Ltda., Gasmocan S.A. and Twister BV) for the purpose of financing, designing, purchasing equipment, supplies, construction, tests, operation and maintenance for a 15-year period of the surface facilities for the treatment of gas from the Gibraltar field owned by us in the amount of US$37 million, and (ii) Ps$844 million of capital lease or lease-purchase agreements for real estate.
(3)	Corresponds to our Ps$2.2 trillion loan with a syndicate of 11 Colombian banks originally due in May 2016, Ps$1.1 trillion of which was outstanding as of March 31, 2013. This loan was completely paid off in May 2013 with the proceeds of a new Ps$1.84 trillion loan we entered into with a syndicate of seven Colombian banks due in May 2025.
(4)	Corresponds to (i) Ps$104,589 million in interest due on loans obtained, (ii) a PS$93,800 million contract signed with Union Temporal Gas Gibraltar (Montecz S.A., Conequipos ING Ltda., Gasmocan S.A. and Twister BV) for the purpose of financing, designing, purchasing equipment, supplies, construction, tests, operation and maintenance for a 15-year period of the surface facilities for the treatment of gas from the Gibraltar field owned by us. in the amount of US$37 million and (iii) Ps$2,387 of capital lease or lease-purchase agreements for real estate.
(5)	Includes total current liabilities - financial obligations plus total long-term liabilities - financial obligations and equity.
5

REASONS FOR THE OFFER AND USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including capital expenditures.

6

INTERESTS OF EXPERTS AND COUNSEL

None of our named experts or counsel has been employed by us on a contingent basis, owns an amount of shares in the Company or our subsidiaries which is material to them, or has a material, direct or indirect economic interest in the Company or depends on the success of the offering of the securities which may be offered under this prospectus. Any update or change in the interests of our named experts and counsel will be included in a prospectus supplement or other offering materials relating to an offering of our securities.

7

THE OFFER AND LISTING

Offer and Listing Details

American Depositary Receipts

We entered into a deposit agreement with JPMorgan Chase Bank, N.A., as depositary, for the issuance of American Depository Receipts or ADRs evidencing American Depository Shares or ADSs.  Each of the ADSs will represent 20 of our common shares or evidence of the right to receive 20 of our common shares.

On September 12, 2008, we submitted to the SEC an application to register our company and to register and list our ADSs evidenced by ADRs on the New York Stock Exchange or NYSE.  Our ADSs began trading on the NYSE under the symbol “EC” on September 18, 2008. In addition, on August 13, 2010, our ADSs began trading on the Toronto Stock Exchange under the symbol “ECP.”

Common Shares

In August 2007, we conducted an initial public offering of 10.1% of our common shares in Colombia.  As a result of such offering, our common shares trade on the BVC under the symbol ECOPETROL.

The second round of the equity offering program took place between July 27 and August 17, 2011. The offer was directed exclusively to investors in Colombia as permitted by Law 1118 of 2006. A total of 644,185,868 shares were allotted, equivalent to approximately Ps$2.38 trillion. Out of the 219,054 investors participating in this round, 73% were new stockholders. In addition, 87% of the offering was allocated to retail investors and the remaining 13% to institutional investors. Funds obtained by us from this offering were used in to the company’s investment plan.

In the future, the Nation – Ministry of Finance and Public Credit, as our controlling shareholder, may make decisions or announcements about its intention to sell part of its holding of our capital stock, as it has announced in recent years. We understand that our cooperation is necessary for the successful coordination of the Nation’s process.

Price Information

Information regarding the high and low closing prices for our shares on the BVC and our ADRs on the NYSE for any relevant periods will be provided in supplements to this prospectus or other offering materials relating to an offering of our securities.

Plan of Distribution

We may sell the securities covered by this prospectus in any of the following three ways (or in any combination):

●	through underwriters, dealers or remarketing firms;

●	directly to one or more purchasers, including to a limited number of institutional purchasers; or

●	through agents.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

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The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or other offering materials and will include, among other things:

●	the type of and terms of the securities offered;

●	the price of the securities;

●	the proceeds to us from the sale of the securities;

●	the names of the securities exchanges, if any, on which the securities are listed;

●	the name of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

●	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the applicable prospectus supplement or other offering materials with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement or other offering materials, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or other offering materials. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by us or through agents designated by us from time to time. In the case of securities sold directly by us, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement or other offering materials. Unless otherwise indicated in the applicable prospectus supplement or other offering materials, any such agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement or other offering materials, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement or other offering materials, and the applicable prospectus supplement or other offering materials will set forth the commission payable for solicitation of such contracts.

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Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, all securities offered by this prospectus, other than our common stock that is listed on the BVC, the New York Stock Exchange and the Toronto Stock Exchange, will be new issues with no established trading market. We may elect to list any of the securities on one or more exchanges, but, unless otherwise specified in the applicable prospectus supplement or other offering materials, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Markets

Information concerning the markets on which the securities which may be offered pursuant to this prospectus are traded is incorporated by reference to the 2012 Annual Report.

Selling Shareholders

Any relevant information concerning selling shareholders in conjunction with an offering of our securities pursuant to this prospectus will be provided in supplements to this prospectus or other offering materials related thereto.

Dilution

Any relevant information any relevant dilution of our shares as a result of an offering of our securities pursuant to this prospectus will be provided in supplements to this prospectus or other offering materials related thereto.

Expenses of the Issue

The estimated aggregate amount of expenses payable by us in connection with any offering of our securities pursuant to this prospectus will be provided in supplements to this prospectus or other offering materials related thereto.

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ADDITIONAL INFORMATION

Share Capital

At December 31, 2012, our authorized capital was Ps$15,000,000 million divided into 60,000,000,000 shares of common stock each with a par value Ps$250. On that date we had 41,116,698,456 shares outstanding representing a capital of Ps$10,279,175 million1. At December 31, 2012 we had 18,883,301,544 shares in reserve. Under Colombian law, a company may keep authorized amounts of shares in reserve to facilitate future issuances and avoid an additional authorization of the general shareholders’ meeting.

At March 31, 2013, our authorized capital was Ps$15,000,000 million divided into 60,000,000,000 shares of common stock each with a par value of Ps$250. On that date we had 41,116,698,456 shares outstanding representing a capital of Ps$10,279,175 million. At March 31, 2013 we had 18,883,301,544 shares in reserve.

Memorandum and Articles of Association

A summary of our amended and restated by-laws included as exhibit 3.1 herein.

Material Contracts

A summary of our material contracts is incorporated by reference to the 2012 Annual Report.

Exchange Controls

Information on Colombian exchange controls is incorporated by reference to the 2012 Annual Report.

Taxation

The material Colombian and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered pursuant to this prospectus will be set forth in the prospectus supplement offering such securities.

Dividends and Paying Agents

All our common shares rank pari passu in right of payment of dividends and distributions upon liquidation. According to Colombian law and our by-laws, the ordinary shareholders’ meeting determines the allocation of distributable profits as dividends for the preceding fiscal year. The ordinary shareholders’ meeting must be held within three months following the end of the fiscal year.

Once profits are declared, we are obliged under Colombian law to subtract the following amounts from our net profits:

●	first, an appropriation is made for the payment of income tax for the corresponding fiscal year;

●	second, an amount equivalent to 10% of net profits is set aside to build up the legal reserve until that reserve is equal to at least 50% of the outstanding capital;

●	third, in case there were losses in prior years, the balance is used to offset such losses; and

●	fourth, the remaining amount will serve as the base for the dividends that are to be distributed and paid.

________________

1   Of our total subscribed capital at December 31, 2012, Ps$10,279,047 million corresponds to subscribed and paid-in capital and Ps$128 million corresponds to shares bought by investors pursuant to the installment option offered by us in our second public offering of 2011 which had not been paid at December 31, 2012. With regards to shares bought by investors pursuant to the installment option offered by us in our initial public offering, they have been paid in their entirety.

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Pursuant to Colombian law, the vote of at least 78% of the shares represented entitled to vote is required to approve the distribution of less than 50% of the annual net profits. If the sum of all legal reserves (statutory, legal and optional) exceed the amount of the outstanding capital, the Company must distribute at least 70% of the annual net profits.

Colombian law provides that any dividend payable in stock requires the approval of at least 80% of the shares present at a shareholders’ meeting. If such majority is not obtained, shares may be distributed as dividends to the shareholders accepting stock dividends payment.

To the extent that we declare and pay dividends, owners of ADSs on the relevant record date will be entitled to receive dividends payable in respect of shares underlying the ADSs, subject to the terms of the relevant deposit agreement. Cash dividends may be paid to the depositary in Pesos and, except as otherwise described under “Description of Securities – Description of Ordinary Shares”, are converted into U.S. dollars by the depositary.

Pursuant to Colombian law, our ex-dividend date is ten business days prior to the payment date. Our dividend paying agent is DECEVAL (the registrar for the BVC).

The following table sets forth the dividends per share declared by our Board of Directors and paid, or to be paid, in Pesos for the years ended December 31, 2012, 2011, 2010, 2009 and 2008. As additional information for the reader, we present these values in U.S. dollars.

Fiscal Year	Month and Year of Payment	Total Dividend per Share (in Ps$)	Total Dividend per Share (in US$)(1)

2012	April 2013(2)	291.00	0.16
	April 2013(3)	43.42	0.02
	September 2013(3)(6)	43.42	-
	October 2013(3)(6)	43.42	-
	November 2013(3)(6)	43.42	-
	December 2013(3)(6)	81.30	-
	January 2014(3)(6)	36.00	-

2011	April 2012(4)	300.00	0.17
	April 2012(5)	96.19	0.05
	July 2012(5)	96.19	0.05
	January 2013(5)	107.61	0.06

2010	April 2011	49.00	0.03
	July 2011	48.00	0.03
	October 2011	48.00	0.03

2009	April 2010	31.00	0.02
	August 2010	30.00	0.02
	December 2010	30.00	0.02

2008	April 2009	74.80	0.03
	August 2009	72.60	0.04
	December 2009	72.60	0.04

______________

n.m.= Not meaningful.

(1)	Amounts in U.S. dollars have been translated at the Representative Market Rate for the last business day of the month in which dividends were paid as calculated and certified by the Superintendency of Finance. These amounts are only presented for information. Dividends are paid in Pesos.
(2)	Total Dividend per Share declared for the year 2012 that corresponds to the minority holders and which was paid in its entirety in April 2013.
(3)	Total Dividend per Share declared for the year 2012 that corresponds to National Government and will be paid in six payments during 2013 and 2014. The first payment was distributed in April 2013.
(4)	Total Dividend per Share declared for the year 2011 that corresponds to the minority holders and which was paid in its entirety in April 2012.
(5)	Total Dividend per Share declared for the year 2011 that corresponds to National Government and which was paid in three payments distributed in April 2012, July 2012 and January 2013.
(6)	Estimated month of payment.
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DESCRIPTION OF THE SECURITIES

Description of the Ordinary Shares evidenced by American Depository Shares

JPMorgan Chase Bank, N.A., as depositary or the Depositary will issue the ADSs. Each ADS will represent an ownership interest in 20 shares which will be deposited with the custodian, as agent of the Depositary, under the deposit agreement among ourselves, the Depositary and yourself as an ADR holder. In the future, each ADS will also represent any securities, cash or other property deposited with the Depositary but which they have not distributed directly to you. Unless specifically requested by persons depositing shares, all ADSs will be issued on the books of our Depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to ADRs shall include the statements you will receive which reflects your ownership of ADSs.

The Depositary’s office is located at 4 New York Plaza, New York, NY 10004.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the Depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Colombian law governs shareholder rights. Because the Depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement to be entered into among us, the Depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the Depositary and its agents are also set out in the deposit agreement. Because the Depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law.

The following is a summary of the material terms of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The Depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars and, in all cases, making any necessary deductions provided for in the deposit agreement. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, to the extent the Depositary is legally permitted, it will deliver such distributions to ADR holders in proportion to their interests in the following manner:

●	Cash. Subject to and any restrictions imposed by the laws of Colombia, regulations or applicable permits issued by any governmental body, the Depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the Depositary’s expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the Depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

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●	Shares. In the case of a distribution in shares, the Depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

●	Rights to receive additional shares. In the case of a distribution of rights to subscribe for additional shares or other rights, if we provide satisfactory evidence that the Depositary may lawfully distribute such rights, the Depositary will distribute warrants or other instruments representing such rights. However, if we do not furnish such evidence, the Depositary may:

○	sell such rights if practicable and distribute the net proceeds as cash; or

○	if it is not practicable to sell such rights, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing.

We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

●	Other Distributions. In the case of a distribution of securities or property other than those described above, the Depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the Depositary determines that any distribution described above is not practicable with respect to any specific ADR holder, the Depositary may choose any practicable method of distribution for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollar will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices.

The Depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders.

There can be no assurance that the Depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.

Deposit, Withdrawal and Cancellation

How does the Depositary issue ADSs?

The Depositary will issue ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the Depositary in connection with such issuance.

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Shares deposited with the custodian must be accompanied by certain delivery documentation, including instruments showing that such shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made.

The custodian will hold all deposited shares for the account of the Depositary. ADR holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities.”

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the Depositary and any taxes or other fees or charges owing, the Depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the Depositary’s direct registration system, and a registered holder will receive periodic statements from the Depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the Depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADSs at the Depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the Depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares at the custodian’s office or effect delivery by such other means as the Depositary deems practicable, including transfer to an account of an accredited financial institution on your behalf. At your risk, expense and request, the Depositary may deliver deposited securities at such other place as you may request.

The Depositary may only restrict the withdrawal of deposited securities in connection with:

●	temporary delays caused by closing our transfer books or those of the Depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

●	the payment of fees, taxes and similar charges; or

●	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Notwithstanding anything to the contrary in the deposit agreement, holders of ADSs who are non-residents of Colombia, who withdraw deposited securities to or for their own account or the account of a non-resident third party whether or not with the purpose of selling or causing to be sold such deposited securities in Colombia simultaneously with such withdrawal, will be subject to applicable Colombian rules and regulations, including without limitation Colombia’s International Investment Statute as well as any taxes applicable thereby, as in effect from time to time. Neither we nor the Depositary or the custodian shall have any liability or responsibility whatsoever under the deposit agreement or otherwise for any action or failure to act by any Holder relating to its obligations under Colombian tax law or Colombian Foreign Investment Law or any other Colombian law or regulation relating to foreign investment in Colombia in respect of a withdrawal or sale of deposited securities, including, without limitation, any failure by any holder to comply with a requirement to register such investment prior to such withdrawal, or any failure by any holder to report foreign exchange transactions to the Colombian Central Bank, as the case may be.

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Record Dates

The Depositary may fix record dates for the determination of the ADR holders who will be entitled (or obligated, as the case may be):

●	to receive any distribution on or in respect of shares;

●	to give instructions for the exercise of voting rights at a meeting of holders of shares;

●	for the determination of the registered holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses as provided for in the ADR; or

●	to receive any notice or to act in respect of other matters.

All the above are subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the Depositary asks you to provide it with voting instructions, you may instruct the Depositary how to exercise the voting rights for the shares which underlie your ADSs. After receiving voting materials from us, the Depositary will notify the ADR holders of any shareholders’ meeting or solicitation of consents or proxies. This notice will state such information as is contained in the voting materials and describe how you may instruct the Depositary to exercise the voting rights for the shares which underlie your ADSs and will include instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the Depositary must receive them in the manner and on or before the date specified. The Depositary will try, as far as is practical, subject to the provisions of and governing the underlying shares or other deposited securities, to vote or to have its agents vote the shares or other deposited securities as you instruct. The Depositary will only vote or attempt to vote as you instruct. The Depositary will not itself exercise any voting discretion. Furthermore, neither the Depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote.

There is no guarantee that you will receive voting materials in time to instruct the Depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote. The holders will be solely responsible for any exercise of the voting rights of the deposited shares represented by the deposited securities by the ADSs, if such vote is made pursuant to the procedure described in the deposit agreement.

Reports and Other Communications

Will I be able to view our reports?

The Depositary will make available for inspection by ADR holders any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities. We will furnish these communications in English when so required by any rules or regulations of the SEC.

Additionally, if we make any written communications generally available to holders of our shares, including the Depositary or the custodian, and we request the Depositary to provide them to ADR holders, the Depositary will mail copies of them, or, at its option, English translations or summaries of them to ADR holders.

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Fees and Expenses

What fees and expenses will I be responsible for paying?

The Depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities in any manner permitted by the deposit agreement or whose ADRs are cancelled or reduced for any other reason, US$5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, the case may be. The Depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing shares or by any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or the deposited securities or a distribution of ADSs), whichever is applicable:

●	a fee of US$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

●	a fee of up to US$0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

●	a fee of US$0.05 per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering our ADR program (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the Depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

●	any other charge payable by any of the Depositary, any of the Depositary’s agents, including, without limitation, the custodian, or the agents of the Depositary’s agents in connection with the servicing of our shares or other deposited securities (which charge shall be assessed against registered holders of our ADRs as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such registered holders or by deducting such charge from one or more cash dividends or other cash distributions);

●	a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to those holders entitled thereto;

●	stock transfer or other taxes and other governmental charges;

●	cable, telex and facsimile transmission and delivery charges incurred at your request;

●	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

●	expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars; and

●	such fees and expenses as are incurred by the Depositary (including, without limitation, expenses incurred in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of deposited securities or otherwise in connection with the Depositary’s or its custodian’s compliance with applicable laws, rules or regulations.

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We will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the custodian) pursuant to agreements from time to time between us and the Depositary. The fees described above may be amended from time to time.

Our Depositary has agreed to reimburse us for certain expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses and exchange application and listing fees. Neither the Depositary nor we can determine the exact amount to be made available to us because (i) the number of ADSs that will be issued and outstanding, (ii) the level of fees to be charged to holders of ADSs and (iii) our reimbursable expenses related to the ADR program are not known at this time. The Depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for Depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The Depositary may generally refuse to provide services to any holder until the fees and expenses owing by such holder for those services or otherwise are paid.

Payment of Taxes

ADR holders must pay any tax or other governmental charge payable by the custodian or the Depositary on any ADS or ADR, deposited security or distribution. If an ADR holder owes any tax or other governmental charge, the Depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities and deduct the amount owing from the net proceeds of such sale. In either case, the ADR holder remains liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the Depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities (except under limited circumstances mandated by securities regulations). If any tax or governmental charge is required to be withheld on any non-cash distribution, the Depositary may sell the distributed property or securities to pay such taxes and distribute any remaining net proceeds to the ADR holders entitled thereto.

By holding an ADR or an interest therein, you will be agreeing to indemnify us, the Depositary, its custodian and any of our or their respective Directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained in respect of, or arising out of, your ADSs.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the Depositary may choose to:

●	amend the form of ADR;

●	distribute additional or amended ADRs;

●	distribute cash, securities or other property it has received in connection with such actions;

●	sell any securities or property received and distribute the proceeds as cash; or

●	not perform any of the above.

If the Depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

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Amendment and Termination

How may the deposit agreement be amended?

We may agree with the Depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the Depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or you otherwise receive notice. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

The Depositary may, and shall at our written direction, terminate the deposit agreement and the ADR by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the Depositary shall have (i) resigned as Depositary under the deposit agreement, notice of such termination by the Depositary shall not be provided to registered holders unless a successor Depositary shall not be operating under the deposit agreement within 45 days of the date of such resignation, and (ii) been removed as Depositary under the deposit agreement, notice of such termination by the Depositary shall not be provided to registered holders of ADRs unless a successor Depositary shall not be operating under the deposit agreement on the 90th day after our notice of removal was first provided to the Depositary. After termination, the Depositary’s only responsibility will be (i) to deliver deposited securities to ADR holders who surrender their ADRs, and (ii) to hold or sell distributions received on deposited securities. As soon as practicable after the expiration of six months from the termination date, the Depositary will sell the deposited securities which remain and hold the net proceeds of such sales, without liability for interest, in trust for the ADR holders who have not yet surrendered their ADRs. After making such sale, the Depositary shall have no obligations except to account for such proceeds and other cash. The Depositary will not be required to invest such proceeds or pay interest on them.

Limitations on Obligations and Liability to ADR holders

Limits on our obligations and the obligations of the Depositary; limits on liability to ADR holders and holders of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, the Depositary and its custodian may require you to pay, provide or deliver:

●	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

●	the production of proof satisfactory to the Depositary and/or its custodian of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including, without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing shares and terms of the deposit agreement and the ADRs, as it may deem necessary or proper;

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●	compliance with such regulations as the Depositary may establish consistent with the deposit agreement or any Colombian law or regulation relating to Colombian taxes, foreign investment in Colombia and laws, rules and regulations relating to the regulation of foreign exchange in Colombia.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, generally or in particular instances, when the ADR register or any register for shares is closed or when any such action is deemed advisable by the Depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the Depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of shares.

The deposit agreement expressly limits the obligations and liability of the Depositary, ourselves and our respective agents. Neither we nor the Depositary nor any such agent will be liable if:

●	present or future law, rule or regulation of the United States, Colombia or any other country, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism or other circumstance beyond our, the Depositary’s or our respective agents’ control shall prevent, delay or subject to any civil or criminal penalty any act which the deposit agreement or the ADRs provide shall be done or performed by us, the Depositary or our respective agents (including, without limitation, voting);

●	it exercises or fails to exercise discretion under the deposit agreement or the ADR;

●	it performs its obligations without gross negligence or bad faith;

●	it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

●	it relies upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Neither the Depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADSs or otherwise to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

Additionally, none of us, the Depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. Neither we nor the Depositary shall incur any liability for any tax consequences that may be incurred by holders or beneficial owners on account of their ownership of ADRs or ADSs.

The Depositary will not be responsible for failing to carry out instructions to vote the deposited securities or for the manner in which the deposited securities are voted or the effect of the vote. In no event shall we, the Depositary or any of our respective agents be liable to holders of ADSs or interests therein for any indirect, special, punitive or consequential damages.

The Depositary may own and deal in deposited securities and in ADSs.

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Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to request you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of deposited securities and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

Books of Depositary

The Depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the Depositary’s direct registration system. You may inspect such records at such office during regular business hours, but solely for the purpose of communicating with other holders in the interest of business matters relating to the deposit agreement. Such register may be closed from time to time, when deemed expedient by the Depositary or when requested by us.

The Depositary will maintain facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Pre-release of ADSs

The Depositary may issue ADSs prior to the deposit with the custodian of shares (or rights to receive shares). This is called a pre-release of the ADS. A pre-release is closed out as soon as the underlying shares (or rights to receive shares from us or from any registrar, transfer agent or other entity recording share ownership or transactions) are delivered to the Depositary. The Depositary may pre-release ADSs only if:

●	the Depositary has received collateral for the full market value of the pre-released ADSs (marked to market daily); and

●	each recipient of pre-released ADSs agrees in writing that he or she

○	owns the underlying shares;

○	assigns all rights in such shares to the Depositary;

○	holds such shares for the account of the Depositary;

○	will deliver such shares to the custodian as soon as practicable, and promptly if the Depositary so demands; and

○	will not act inconsistently with treating the Depositary, acting in its capacity as such on behalf of holders, as the owner of such Shares.

In general, the number of pre-released ADSs will not evidence more than 30% of all ADSs outstanding at any given time (excluding those evidenced by pre-released ADSs). However, the Depositary may change or disregard such limit from time to time as it deems appropriate. The Depositary may retain for its own account any earnings on collateral for pre-released ADSs and its charges for issuance thereof.

Appointment

In the deposit agreement, each holder and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

●	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

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●	appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Description of the Preferred Shares

We will set forth in the applicable prospectus supplement or other offering materials a description of the preferred shares which may be offered under this prospectus.

Description of the Debt Securities

This is a summary of the material terms of the debt securities which we may offer pursuant to this prospectus and the indenture dated July 23, 2009 among Ecopetrol and The Bank of New York Mellon, as trustee. Because this is a summary, it does not contain the complete terms of the debt securities and the indenture, and may not contain all the information that you should consider before investing in the debt securities. A copy of the indenture has been filed as an exhibit to our registration statement on Form F-4 filed with the SEC on August 31, 2009. We urge you to closely examine and review the indenture itself. See “Where You Can Find More Information” for information on how to obtain a copy. You may also inspect a copy of the indenture at the corporate trust office of the trustee, which is currently located at 101 Barclay Street, 4 East, New York, New York 10286.

The applicable prospectus supplement or other offering materials may also add, update or change the description of the debt securities contained in this prospectus. You should carefully read this prospectus, any prospectus supplement or other offering materials before you invest in any of our securities, including our debt securities.

General

The indenture does not limit the aggregate principal amount of senior notes which may be issued under the indenture and provides that Ecopetrol may issue senior notes from time to time in one or more series. The senior notes which Ecopetrol may issue under the indenture are collectively referred to in this prospectus as the “debt securities”.

The debt securities will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the note series and issue additional notes of the same series.

The debt securities will bear interest at the rate per annum set forth in the applicable prospectus supplement from the date of original issuance of such debt securities. Interest payable will be paid on the dates set forth in the applicable prospectus supplement, each such date being an “interest payment date”, to the persons in whose names the debt securities are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. The maturity date for the debt securities will be set forth in the applicable prospectus supplement. If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

In the case of amounts not paid by Ecopetrol under the debt securities, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the debt securities, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

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The indenture does not contain any provision that would limit the ability of Ecopetrol and its Subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets or that would afford the holders of the debt securities protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol. In addition, subject to the limitations set forth under “—Merger and Consolidation”, Ecopetrol may, in the future, enter into certain transactions, including the sale of all or substantially all of its assets or the merger or consolidation of Ecopetrol, that would increase the amount of Ecopetrol’s indebtedness or substantially reduce or eliminate Ecopetrol’s assets, which may have an adverse effect on Ecopetrol’s ability to service its indebtedness, including the debt securities.

Except as otherwise set forth in the applicable prospectus supplement, each book-entry note will be represented by one or more global notes in fully registered form, registered in the name of The Depositary Trust Company, which is referred to in this prospectus as “DTC” or the “depositary”, or its nominee. Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “—Form, Denomination and Registration”. Except in the limited circumstances described in this prospectus, book-entry notes will not be exchangeable for debt securities issued in fully registered form (“certificated notes”).

Except as otherwise set forth in the applicable prospectus supplement, in the event that, as a result of certain changes in law affecting Colombian withholding taxes, Ecopetrol becomes obliged to pay Additional Amounts (as defined below), the debt securities will be redeemable, as a whole but not in part, at Ecopetrol’s option at any time at 100% of their principal amount plus accrued and unpaid interest, if any. See “—Withholding Tax Redemption”. In addition, we will have the right at our option to redeem any of the debt securities in whole or in part at a redemption price equal to the Make-Whole Amount (as defined below).

Except as otherwise set forth in the applicable prospectus supplement, we are required to make an offer to purchase all or any portion of outstanding debt securities held by holders upon the occurrence of a Change of Control Repurchase Event (as defined below) at a purchase price in cash equal to 101% of the principal amount of the debt securities so purchased, plus accrued and unpaid interest thereon and any Additional Amounts to but excluding the date of such purchase.

Book-entry notes may be transferred or exchanged only through the depositary. See “—Form, Denomination and Registration”. Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 101 Barclay Street, 4 East, New York, New York 10286. Neither Ecopetrol nor the trustee will charge a service charge for any registration of transfer or exchange of debt securities, but Ecopetrol may require payment of a sum sufficient to cover any tax or other governmental charge that may he imposed in connection with the transfer or exchange (other than exchanges pursuant to the indenture not involving any transfer).

Despite the Republic of Colombia’s ownership interest in Ecopetrol, the Nation is not responsible for Ecopetrol’s obligations under the senior debt securities or the indenture.

Payments

Ecopetrol will make payments of principal, and premium, if any, and interest on book-entry notes through the trustee to the depositary. See “—Form, Denomination and Registration”. In the case of certificated notes (which will only be issued in the circumstances described below under “Form, Denomination and Registration”), Ecopetrol will pay the principal and premium, if any, due on the maturity date in immediately available funds upon presentation and surrender by the holder of the debt securities at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 101 Barclay Street, 4 East, New York, New York 10286. Ecopetrol will pay interest due on the maturity date of a certificated note to the person to whom payment of the principal and premium, if any, will be made. Ecopetrol will pay interest due on a certificated note on any interest payment date other than the maturity date by check mailed to the address of the holder entitled to the payment as the address shall appear in the note register of Ecopetrol. Notwithstanding the foregoing, a holder of U.S.$10.0 million or more in aggregate principal amount of certificated notes will be entitled to receive interest payments, if any, on any interest payment date other than the maturity date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 calendar days prior to the interest payment date. Any wire transfer instructions received by the trustee will remain in effect until revoked by the holder. Any interest not punctually paid or duly provided for on a certificated note on any interest payment date other than the maturity date will cease to be payable to the holder of the new note as of the close of business on the related record date and may either be paid (1) to the person in whose name the certificated note is registered at the close of business on a special record date for the payment of the defaulted interest that is fixed by Ecopetrol, written notice of which will be given to the holders of the debt securities not less than 30 calendar days prior to the special record date, or (2) at any time in any other lawful manner.

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All monies paid by Ecopetrol to the trustee or any paying agent for the payment of principal of, and premium and interest on, any new note which remains unclaimed for two years after the principal, premium or interest is due and payable may be repaid to Ecopetrol and, after that payment, the holder of the new note will look only to Ecopetrol for payment.

Form, Denomination and Registration

Except as otherwise set forth in the applicable prospectus supplement, the debt securities will be issued in book-entry form in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof.

So long as the depositary, which initially will be DTC, or its nominee is the registered owner of a global note, the depositary or its nominee, as the case may be, will be the sole holder of the debt securities represented by the global note for all purposes under the indenture. Except as otherwise provided in this section, the beneficial owners of the global notes representing the debt securities will not be entitled to receive physical delivery of certificated notes and will not be considered the holders of the debt securities for any purpose under the indenture, and no global note representing the book-entry notes will be exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of the depositary and, if the beneficial owner is not a participant of the depositary, then the beneficial owner must rely on the procedures of the participant through which the beneficial owner owns its interest in order to exercise any rights of a holder under the global notes or the indenture. The laws of some jurisdictions may require that certain purchasers of debt securities take physical delivery of the debt securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a global note representing the debt securities.

The global notes representing the debt securities will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if the depositary notifies us that it is unwilling or unable to continue as depositary for the global notes, the depositary ceases to be a clearing agency registered under the Exchange Act, we in our sole discretion determine that the global notes shall be exchangeable for certificated notes, or there shall have occurred and be continuing an event of default under the indenture with respect to the debt securities.

Upon any exchange, the certificated notes shall be registered in the names of the beneficial owners of the global notes representing the debt securities, which names shall be provided by the depositary’s relevant participants (as identified by the depositary) to the trustee.

Because of time zone differences, the securities account of a Euroclear or Clearstream Banking participant purchasing a beneficial interest in a global note from a depositary participant will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream Banking, as applicable, immediately following the depositary’s settlement date. Credit of a transfer of a beneficial interest in a global note settled during that processing day will be reported to the applicable Euroclear or Clearstream Banking participant on that day. Cash received in Euroclear or Clearstream Banking as a result of a transfer of a beneficial interest in a global note by or through a Euroclear or Clearstream Banking participant to a depositary participant will be received with value on the depositary’s settlement date but will be available in the applicable Euroclear or Clearstream Banking cash account only as of the business day following settlement in the depositary.

Information Relating to the Depositary. The following is based on information furnished by the depositary:

The depositary will act as the depositary for the debt securities. The debt securities will be issued as fully registered senior debt securities registered in the name of Cede & Co., which is the depositary’s partnership nominee. Fully registered global notes will be issued for the debt securities, in the aggregate principal amount of the issue, and will be deposited with the depositary.

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The depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes to participants’ accounts, thereby eliminating the need for physical movement of senior debt securities certificates. Direct participants of the depositary include securities brokers and dealers, including the initial purchasers of the debt securities, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants, including the initial purchasers of the debt securities and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to indirect participants, which includes securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Purchases of debt securities under the depositary’s system must be made by or through direct participants, which will receive a credit for the debt securities on the depositary’s record. The ownership interest of each beneficial owner, which is the actual purchaser of each new note, represented by global notes, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes representing the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of the global notes representing the debt securities will not receive certificated notes representing their ownership interests therein, except in the limited circumstances described above.

To facilitate subsequent transfers, all global notes representing the debt securities which are deposited with, or on behalf of, the depositary are registered in the name of the depositary’s nominee, Cede & Co. The deposit of global notes with, or on behalf of, the depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the global notes representing the debt securities; the depositary’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the depositary to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the depositary nor Cede & Co. will consent or vote with respect to the global notes representing the debt securities. Under its usual procedure, the depositary mails an omnibus proxy to Ecopetrol as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Principal, premium, if any, and/or interest payments on the global notes representing the debt securities will be made to the depositary. The depositary’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on the depositary’s records unless the depositary has reason to believe that it will not receive payment on the date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of the participant and not of the depositary, the trustee or Ecopetrol, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest to the depositary is the responsibility of Ecopetrol or the trustee, disbursement of the payments to direct participants will be the responsibility of the depositary, and disbursement of the payments to the beneficial owners will be the responsibility of direct and indirect participants.

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The depositary may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to Ecopetrol or the trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated notes are required to be printed and delivered.

Ecopetrol may decide to discontinue use of the system of book-entry transfers through the depositary or a successor securities depositary. In that event, certificated notes will be printed and delivered.

Although the depositary, Euroclear and Clearstream Banking have agreed to the procedures described above in order to facilitate transfers of interests in the global notes among participants of the depositary, Euroclear and Clearstream Banking, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the trustee nor Ecopetrol will have any responsibility for the performance by the depositary, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Trading. Transfers between participants in the depositary will be effected in the ordinary way in accordance with the depositary’s rules and operating procedures, while transfers between participants in Euroclear and Clearstream Banking will be effected in the ordinary way in accordance with their respective rules and operating procedures.

The information in this subsection “—Form, Denomination and Registration” concerning the depositary, Euroclear and Clearstream Banking and their respective book-entry systems has been obtained from the depository, Euroclear and Clearstream Banking but Ecopetrol takes responsibility solely for the accuracy of its extraction of this information.

Certain Covenants

The indenture provides that the covenants set forth below are applicable to Ecopetrol.

Payment of Principal and Interest.  Ecopetrol will duly and punctually pay the principal of and any premium and interest and other amounts (including any Additional Amounts in the event withholding and other taxes are imposed in Colombia) on the debt securities in accordance with the debt securities and the indenture.

Maintenance of Corporate Existence.  Ecopetrol will maintain its corporate existence and take all reasonable actions to maintain all rights, privileges and the like necessary or desirable in the normal conduct of business, activities or operations, unless the Board of Directors determines (based on appropriate shareholder authorization, if necessary) that preserving Ecopetrol’s corporate existence is no longer desirable in the conduct of Ecopetrol’s business and is not disadvantageous in any material respect to holders.

Ranking. Ecopetrol will ensure that the debt securities will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations of Ecopetrol that constitute External Indebtedness (other than obligations preferred by statute or by operation of law).

Statement by Officers as to Default and Notices of Events of Default. Within 10 days (or promptly with respect to certain events of default relating to Ecopetrol’s insolvency and in any event no later than 10 days) after Ecopetrol becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the debt securities, it will notify the trustee in writing of the occurrence of such default or event of default.

Provision of Financial Statements and Reports. In the event that Ecopetrol files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in Colombia, the United States or elsewhere, Ecopetrol will furnish a copy of the statements or reports to the trustee within 15 days of the date of filing or the date the information is published or otherwise made publicly available.

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Ecopetrol will provide, together with each of the financial statements delivered as described in the preceding paragraph, an officer’s certificate stating (i) that a review of Ecopetrol’s activities has been made during the period covered by such financial statements with a view to determining whether Ecopetrol has kept, observed, performed and fulfilled its covenants and agreements under this indenture; and (ii) that no event of default, or event which with the giving of notice or passage of time or both would become an event of default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that event of default or other event.

Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained therein or determinable from information contained therein, including Ecopetrol’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Limitation on Liens. Ecopetrol will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of Ecopetrol or any Material Subsidiary, unless effective provision is made whereby the debt securities (together with, if Ecopetrol shall so determine, any other Indebtedness ranking equally with the debt securities, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

1. Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

2. Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

3. Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of Ecopetrol or any Material Subsidiary;

4. Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by Ecopetrol or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of Ecopetrol or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

5. Liens existing as of the date of the indenture;

6. Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of Ecopetrol or any Material Subsidiary other than the property for which such Indebtedness was incurred;

7. Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business

8. Liens to secure the debt securities;

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9. Liens granted in favor of Ecopetrol and/or any Wholly Owned Subsidiary to secure Indebtedness owing to Ecopetrol or such Wholly Owned Subsidiary

10. Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of Ecopetrol or any Subsidiary;

11. Liens securing Internal Indebtedness;

12. Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5), (6), (7), (8), (9) and (10) above; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced (plus improvements and construction on such property);

13. Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

14. Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Ecopetrol or any of its Subsidiaries;

15. Liens arising out of governmental concessions or licenses held by Ecopetrol or any of its Subsidiaries; and

16. Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of Ecopetrol’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or (y) the Fair Market Value of the property securing such Indebtedness.

Repurchase of Debt securities upon a Change of Control Repurchase Event.  Ecopetrol must commence, within 30 days of the occurrence of a Change of Control Repurchase Event, and consummate an offer to purchase (“Offer to Purchase”) all debt securities then outstanding, at a purchase price equal to 101% of the principal amount of the debt securities on the date of repurchase, plus accrued interest (if any) to the date of purchase. Ecopetrol is not required to make an Offer to Purchase following a Change of Control Repurchase Event if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this covenant if it were made by Ecopetrol and such third party purchases (for the consideration referred to in the immediately preceding sentence) the debt securities validly tendered and not withdrawn. Prior to the mailing of the notice to holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control Repurchase Event, Ecopetrol covenants to (i) repay in full all indebtedness of Ecopetrol that would prohibit the repurchase of the debt securities pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of Ecopetrol to permit the repurchase of the debt securities. Ecopetrol shall first comply with the covenant in the preceding sentence before it repurchases debt securities upon a Change of Control Repurchase Event pursuant to this covenant.

We will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and other applicable securities laws or regulations in connection with making an offer to purchase debt securities upon the occurrence of a Change of Control Repurchase Event. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of our compliance with such securities laws or regulations.

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There can be no assurance that Ecopetrol will have sufficient funds available at the time of any Change of Control Repurchase Event to make the repurchases of debt securities required by the foregoing covenant (as well as by any covenant contained in other securities of Ecopetrol which might be outstanding at the time).

Additional Amounts. Pursuant to the indenture, all payments to be made in respect of the debt securities are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”), except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the debt securities or otherwise under the indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”). Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the debt securities or otherwise under the indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law. Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

(i). any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by the indenture and the receipt of payments thereunder (including under the debt securities);

(ii). any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

(iii). any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent (a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (3), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

(iv). any Tax imposed on a payment on the debt securities required to be made pursuant to Council Directive 2003/48/EC of the Council of the European Union on the taxation of savings income in the form of interest payments (or any European Union Directive otherwise implementing the conclusions of the ECOFIN Council Meeting of 26 and 27 November 2000) or any law implementing or complying with, or introduced in order to conform to, any such Directive;

(v). any new note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had the new note been presented during such 30-day period);

(vi). any Tax payable other than by withholding or deduction from payments of principal or of interest on the new note; or

(vii). any combination of the circumstances described in clauses (i) through (vi);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

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Ecopetrol will provide the trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which Ecopetrol has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the trustee.

The obligation to pay Additional Amounts will survive the repayment of the debt securities and the sale or transfer of the debt securities (or beneficial interests therein) by any investor.

In addition, Ecopetrol shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any new note or from the execution, delivery, registration, recording or enforcement of the debt securities and the indenture (other than any Taxes paid in accordance with the first paragraph of “—Additional Amounts”).

Optional Redemption

Except as otherwise set forth in the applicable prospectus supplement, we will not be permitted to redeem the debt securities before their stated maturity, except as set forth below. The debt securities will not be entitled to the benefit of any sinking fund-meaning that we will not deposit money on a regular basis into any separate account to repay your debt securities. In addition, except as set forth above under “—Repurchase of Debt securities upon a Change of Control Repurchase Event”, you will not be entitled to require us to repurchase your debt securities from you before the stated maturity.

Optional Redemption with “Make-Whole” Amount

We will have the right at our option to redeem any of the debt securities in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such debt securities and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a certain make-whole amount be set forth in the applicable prospectus supplement (the “Make-Whole Amount”), plus in each case accrued interest on the principal amount of the debt securities to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such debt securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means the financial institutions named as such in the applicable prospectus supplement or their affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by us; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefore another Primary Treasury Dealer.

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“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding such redemption date.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion of the debt securities called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the debt securities to be redeemed on such date. If less than all of the debt securities are to be redeemed, the debt securities to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.

Withholding Tax Redemption

The debt securities may be redeemed at Ecopetrol’s election, in whole but not in part on any date, by the giving of notice as provided herein under “—Notices”, at a price equal to the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, laws or treaties (or any regulation or rulings promulgated thereunder) of Colombia or any political subdivision or taxing authority thereof or therein or any change in the official application, administration or interpretation of such laws, treaties, regulations or rulings in such jurisdictions, Ecopetrol is or will become obligated to pay any Additional Amounts on the debt securities, if such change or amendment is announced and becomes effective on or after the issuance of the debt securities and such obligation cannot be avoided by taking commercially reasonable measures available to Ecopetrol; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Ecopetrol would be obligated to pay such Additional Amounts.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the debt securities to be redeemed. Prior to the giving of notice of redemption of such debt securities pursuant to the indenture, Ecopetrol will deliver to the trustee an officer’s certificate and a written opinion of recognized Colombian counsel independent of Ecopetrol and its Affiliates to the effect that all governmental approvals necessary for it to effect such redemption have been or at the time of redemption will be obtained and in full force and effect, and that Ecopetrol has or will become obligated to pay such Additional Amounts as a result of such change, amendment, application, administration or interpretation. On the redemption date, interest will cease to accrue on the debt securities that have been redeemed.

Open Market Purchases

Ecopetrol or any of its Subsidiaries may at any time purchase any new note in the open market or otherwise at any price.

Merger and Consolidation

Ecopetrol may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) as an entirety to, any entity or entities (including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of Colombia or of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Ecopetrol under the debt securities and the indenture (including the obligation to pay the Additional Amounts) and such successor entity or entities delivers certain certificates, opinions of counsel and other documents to the trustee, (2) if the other entity is organized under the laws of a country other than the United States, a state thereof or Colombia, Ecopetrol indemnifies holders against any tax, assessment or governmental charge or other cost resulting from the transaction, (3) prior to and immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing, (4) Ecopetrol delivers certain certificates, opinions of its counsel and other documents to the trustee and (5) if, as a result of such transaction, properties or assets of Ecopetrol would become subject to an encumbrance which would not be permitted by the terms of the debt securities, Ecopetrol or the successor entity or entities shall take such steps as are necessary to secure such debt securities equally and ratably with all indebtedness secured thereunder. Thereafter, all such obligations of Ecopetrol shall terminate. Notwithstanding the foregoing, nothing herein shall prohibit Ecopetrol from selling, assigning, transferring, leasing, conveying or otherwise disposing of any of Ecopetrol’s Subsidiaries at the date of the indenture or any interest therein or any assets thereof.

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Events of Default

The term “event of default” means any one of the following events with respect to the debt securities:

1. default in the payment of any interest on any note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

2. default in the payment of the principal of or any premium on any note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise;

3. the debt securities, the indenture, or any part of those documents, ceases to be in full force and effect or binding and enforceable against Ecopetrol or it becomes unlawful for Ecopetrol to perform any material obligation under any of the foregoing documents to which it is a party;

4. Ecopetrol contests the enforceability of the debt securities or the indenture, or denies that it has liability under any of the foregoing documents to which it is a party;

5. default in the performance, or breach, of any covenant or warranty of Ecopetrol in the indenture or the debt securities and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to Ecopetrol by the trustee or to Ecopetrol and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

6. any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of Ecopetrol, other than the debt securities, or any Material Subsidiary of Ecopetrol, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess of U.S.$50.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

7. the entry by a court having competent jurisdiction of one or more final and non-appealable judgments or final decrees against Ecopetrol or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of U.S.$50.0 million (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

8. Ecopetrol stops paying or admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

9. the entry by a court having competent jurisdiction of:

(a) a decree or order for relief in respect of Ecopetrol in an involuntary proceeding under Bankruptcy Law, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days;

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(b) a decree or order in an involuntary proceeding under Bankruptcy Law adjudging Ecopetrol to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of Ecopetrol, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

(c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Ecopetrol or of any substantial part of the property of Ecopetrol or ordering the winding up or liquidation of the affairs of Ecopetrol.

10. the commencement by Ecopetrol of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Ecopetrol to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Ecopetrol of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by Ecopetrol to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Ecopetrol or any substantial part of the property of Ecopetrol or the making by Ecopetrol of an assignment for the benefit of creditors, or the taking of corporate action by Ecopetrol in furtherance of any such action; and

11. a general moratorium is agreed or declared in respect of any Indebtedness of Ecopetrol.

If an event of default with respect to the debt securities at the time outstanding (other than an event of default specified in clause (9) or (10) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities may declare the principal of the debt securities, to be due and payable immediately, by a notice in writing to Ecopetrol (and to the trustee if given by the holders), and upon any declaration the principal shall become immediately due and payable. If an event of default specified in clause (9) or (10) above occurs, all unpaid principal of and accrued interest on the debt securities shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any note.

At any time after a declaration of acceleration or automatic acceleration with respect to the debt securities has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities, by written notice to Ecopetrol and the trustee, may rescind and annul the declaration and its consequences if:

1. Ecopetrol has paid or deposited with the trustee a sum of money sufficient to pay all overdue installments of any interest on and Additional Amounts with respect to all the debt securities and the principal of and any premium on the debt securities which have become due otherwise than by the declaration of acceleration and interest on the debt securities; and

2. all events of default with respect to the debt securities, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the debt securities which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission shall affect any subsequent default or impair any right consequent thereon.

Meetings of Noteholders

A meeting of noteholders may be called by the trustee, Ecopetrol or the holders of at least 25% in aggregate principal amount of the outstanding debt securities at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other actions provided by the indenture to be made, given or taken by holders of debt securities. The meeting shall be held at such time and at such place in the Borough of Manhattan, The City of New York or in such other place as the trustee shall determine. Notice of every meeting of noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

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The persons entitled to vote a majority in principal amount of the outstanding debt securities shall constitute a quorum for a meeting. Any resolution presented to a meeting at which a quorum is present may be adopted only by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities. Any resolution passed or decision taken at any meeting of holders of debt securities duly held in accordance with the indenture shall be binding on all the holders of debt securities, whether or not such holders were present or represented at the meeting.

Modification and Waiver

Modification and amendments of the indenture may be made by Ecopetrol and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt securities affected thereby:

1. change the stated maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any note;

2. reduce the principal amount of, or the rate of interest on, or any Additional Amounts with respect to, or any premium payable upon the redemption of, any note;

3. change the redemption provisions of any note or adversely affect the right of repayment at the option of any holder of any note;

4. change any obligation to pay the Additional Amounts described under “Certain Covenants —  Additional Amounts”;

5. change the place of payment or the coin or currency in which the principal of, any premium or interest on or any Additional Amounts with respect to any note is payable;

6. impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any note (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment);

7. reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

8. reduce the requirements for quorum or voting by holders of debt securities as provided in the indenture;

9. modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or

10. modify any of the above provisions.

The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of all debt securities, waive compliance by Ecopetrol with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of the holders of all debt securities, waive any past default and its consequences under the indenture with respect to the debt securities, except a default:

●	in the payment of principal (or premium, if any), or any interest on or any Additional Amounts with respect to debt securities; or

●	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.

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The indenture contains provisions permitting Ecopetrol and the trustee, without the consent of any holders of the debt securities, to enter into a supplemental indenture, among other things, for purposes of curing any ambiguity or correcting or supplementing any provisions contained in the indenture or in any supplemental indenture or making other provisions in regard to the matters or questions arising under the indenture or any supplemental indenture as the Board of Directors of Ecopetrol deems necessary or desirable and which does not adversely affect the interests of the holders of debt securities in any material respect. Ecopetrol and the trustee, without the consent of any holders of the debt securities, may also enter into a supplemental indenture to establish the forms or terms of any series of senior debt securities.

Notices

All notices regarding the debt securities shall be valid if that notice is given to holders of debt securities in writing and mailed to each holder of debt securities.

While the debt securities are represented by the global note deposited with the common depositary, notices to holders may be given by delivery to the depositary, and such notices will be deemed to be given on the date of delivery to the depositary. The trustee will also mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the trustee maintains. The trustee will only mail these notices to the registered holder of the debt securities. You will not receive notices regarding the debt securities directly from us unless we reissue the debt securities to you in fully certificated form.

Notices will be deemed to have been given on the date of mailing or of publication as aforesaid or, if published on different dates, on the date of the first such publication.

Unclaimed Amounts

Any money deposited with the trustee or paying agent or held by Ecopetrol, in trust, for the payment of principal, premium, interest or any Additional Amounts, that remains unclaimed for two years after such amount becomes due and payable shall be paid to Ecopetrol on its request or, if held by Ecopetrol, shall be discharged from such trust. The holder of the debt securities will look only to Ecopetrol for payment thereof, and all liability of the trustee, paying agent or of Ecopetrol, as trustee, shall thereupon cease.

Certain Definitions

The following are certain of the terms defined in the indenture:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Law” means (a) Colombian Law 550 of 1999 and Law 1116 of 2006, or the equivalent laws that may replace them in the future, and (b) any bankruptcy, insolvency or debtor relief statute, law or decree of the United States of America or any other jurisdiction where Ecopetrol has (i) assets that account for 10% or more of Consolidated Total Assets or (ii) as of the date of determination, operations that account for 10% or more of Ecopetrol’s consolidated revenues based on its most recent consolidated balance sheet prepared in accordance with Colombian Government Entity GAAP.

“Board of Directors” means the Board of Directors of Ecopetrol or any executive committee thereof, if duly authorized by the Board of Directors and under Colombian law to act with respect to the indenture.

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased (other than leases for transponders) by such Person and used in its business that is required to be accounted for as a liability on the balance sheet of such Person in accordance with Colombian Government Entity GAAP and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

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“Change of Control” means an event or series of events that results in (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ecopetrol and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Securities and Exchange Act of 1934, as amended), (ii) the adoption of a plan relating to the liquidation or dissolution of Ecopetrol or (iii) the Republic of Colombia ceasing to be the beneficial owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Ecopetrol.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“Colombian Government Entity GAAP” means accounting principles for Colombian state-owned entities issued by the National Accounting Office (Contaduría General de la Nación) and other applicable legal provisions in effect from time to time.

“Consolidated Total Assets” means, at any date, the total amount of assets of Ecopetrol, as of the end of the last period preceding such date for which a balance sheet is prepared and published in accordance with applicable law, on a consolidated basis as determined in accordance with Colombian Government Entity GAAP.

“External Indebtedness” means Indebtedness other than Internal Indebtedness.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of Ecopetrol, acting in good faith and evidenced by a resolution delivered to the trustee.

“Fitch” means Fitch Ratings Ltd.

“Indebtedness” of any Person means, without duplication:

(1) any indebtedness of such Person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

(2) any guarantee by such Person of any indebtedness of others described in the preceding clause (1); and

(3) any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

“Internal Indebtedness” means any Indebtedness payable to Colombian residents in Colombian pesos.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

“Material Subsidiary” means a Subsidiary of Ecopetrol which on any given date of determination accounts for more than 10% of Ecopetrol’s Consolidated Total Assets.

“Moody’s” means Moody’s Investors Services Inc.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the debt securities or fails to make a rating of the debt securities publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

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“Rating Downgrade Event” means the rating on the debt securities is lowered from their rating then in effect by any of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Subsidiary” means any corporation, association, limited liability company, partnership or other business entity of which a majority of the total voting power of the capital stock or other interests (including partnership interests) entitled (without regard to the incurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Ecopetrol, (ii) Ecopetrol and one or more of its Subsidiaries or (iii) one or more Subsidiaries of Ecopetrol.

“Voting Stock” means, with respect to any Person, capital stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any corporate entity, any Person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that Person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned Subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned Subsidiaries.

Discharge, Defeasance and Covenant Defeasance

Ecopetrol may discharge certain obligations to holders of any series of senior debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing or causing to be deposited with the trustee, in trust, funds specifically pledged as security for, and dedicated solely to, the benefit of the holders in U.S. Dollars or Government Obligations, which is defined below, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the entire indebtedness on the senior debt securities with respect to principal (and premium, if any) and interest to the date of the deposit (if the senior debt securities have become due and payable) or to the maturity thereof, as the case may be.

The indenture provides that, unless the provisions of the “Defeasance and Covenant Defeasance” section thereof are made inapplicable in respect of any series of senior debt securities of or within any series pursuant to the “Amount Unlimited; Issuable in Series” section thereof, Ecopetrol may elect, at any time, either:

●	to defease and be discharged from any and all obligations with respect to the senior debt securities (except for, among other things, the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the senior debt securities and other obligations to register the transfer or exchange of the senior debt securities, to replace temporary or mutilated, destroyed, lost or stolen senior debt securities, to maintain an office or agency with respect to the senior debt securities and to hold moneys for payment in trust) (“defeasance”); or

●	to be released from its obligations with respect to the senior debt securities under the covenants described under “—Certain Covenants” and “—Merger and Consolidation” above or, if provided pursuant to the “Amount Unlimited; Issuable in Series” section of the indenture, its obligations with respect to any other covenant, and any omission to comply with the obligations shall not constitute a default or an event of default with respect to the senior debt securities (“covenant defeasance”).

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Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by Ecopetrol with the trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities, of (i) an amount in Dollars, in which such senior debt securities, together with all interest appertaining thereto, are then specified as payable at their stated maturity, or (ii) an amount of Government Obligations, which is defined below, applicable to such senior debt securities and the interest appertaining thereto, which through the scheduled payment of principal and interest in accordance with their terms will provide money, or a combination thereof in an amount, in any case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the entire indebtedness on the senior debt securities with respect to principal (and premium, if any) and interest to the date of the deposit (if the senior debt securities have become due and payable) or to the maturity thereof, as the case may be.

Such a trust may only be established if, among other things,

●	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Ecopetrol is a party or by which it is bound, and

●	Ecopetrol has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the senior debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Ecopetrol, a revenue ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

“Government Obligations” means securities which are:

●	direct obligations of the United States of America or the government or the governments in the confederation which issued the foreign currency in which the senior debt securities of a particular series are payable, for the payment of which the full faith and credit of the United States or such other government or governments is pledged; or

●	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments;

and which are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any Government Obligation held by the custodian for the account of the holder of the depositary receipt; provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by the depositary receipt.

In the event Ecopetrol effects covenant defeasance with respect to any senior debt securities and the senior debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to the “Limitations on Liens” covenant contained in the indenture (which sections would no longer be applicable to the senior debt securities after the covenant defeasance) or with respect to any other covenant as to which there has been covenant defeasance, the amount in the foreign currency in which the senior debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the senior debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the senior debt securities at the time of the acceleration resulting from the event of default. However, Ecopetrol would remain liable to make payment of the amounts due at the time of acceleration.

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Currency Indemnity

Ecopetrol has agreed that, if a judgment or order made by any court for the payment of any amount in respect of any debt securities is expressed in a currency (the “judgment currency”) other than U.S. Dollars (the “denomination currency”), Ecopetrol will indemnify the relevant holder against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from Ecopetrol’s other obligations under the indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant note or under any judgment or order described above.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York except that the laws of Colombia will govern all matters relating to authorization and execution of the indenture and the debt securities.

Submission to Jurisdiction; Agent for Service of Process

We will submit to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan for purposes of all legal actions and proceedings instituted in connection with the debt securities or the indenture. We have appointed Corporation Service Company (CSC), 1133 Avenue of the Americas, Suite 3100, New York, New York 10036 as our authorized agent upon which service of process may be served in any such action relating to the debt securities or the indenture.

Regarding the Trustee

The trustee is permitted to engage in other transactions with Ecopetrol and its subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default, or else resign.

Ecopetrol may at any time remove the trustee at its office or agency in the City of New York designated for the foregoing purposes and may from time to time rescind such designations.

No Personal Liability of Shareholders, Officers, Directors, or Employees

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the debt securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Ecopetrol in such indenture, or in any of the debt securities or because of the creation of any indebtedness represented thereby, shall be had against any shareholder, officer, director, employee or controlling person of Ecopetrol or of any successor thereof.

Description of Guaranteed Debt Securities

We will set forth in the applicable prospectus supplement or other offering materials a description of the guaranteed debt securities which may be offered under this prospectus.

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LEGAL MATTERS

Unless otherwise indicated in a supplement to this prospectus, Shearman & Sterling LLP, our United States counsel, will pass upon the validity under New York law of the securities and prietocarrizosa will pass upon certain legal matters governed by Colombian law with respect to the securities.

EXPERTS

Our consolidated financial statements as of December 31, 2012 and 2011 and for the two years ended December 31, 2012, incorporated in this prospectus by reference to the 2012 Annual Report, have been so incorporated in reliance on the report of KPMG Ltda., an independent registered public accounting firm, given on the authority of said firm, as experts in auditing and accounting. KPMG Ltda., is registered with the Central Public Accountants Board in Colombia.

Our consolidated financial statements as of December 31, 2010 and for the year ended December 31, 2010, incorporated in this prospectus by reference to the 2012 Annual Report, have been so incorporated in reliance on the report of PricewaterhouseCoopers Ltda., an independent registered public accounting firm, given on the authority of said firm, as experts in auditing and accounting. PricewaterhouseCoopers Ltda., is registered with the Central Public Accountants Board in Colombia.

The summary reports of Ryder Scott, DeGolyer and MacNaughton and Gaffney, Cline & Associates, independent petroleum engineering consultants, referenced in the 2012 Annual Report, which is incorporated by reference herein, have been referenced in reliance upon the authority of the firms as experts in estimating proved oil and gas reserves.

DOCUMENTS ON DISPLAY

We file reports, including this prospectus, with the SEC under the Securities Act. The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Ecopetrol, S.A., Carrera 13 No. 36-24, Bogota, Republic of Colombia or by calling (571) 234-4000.

You may read and copy all or any portion of this registration statement or other information in the SEC’s public reference room at 100 F. Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Any filings we make are also available to the public over the Internet at the SEC’s website at www.sec.gov and at our website at www.ecopetrol.com.co. (This URL is intended to be an inactive textual reference only. It is not intended to be an active hyperlink to our website. The information on our website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this registration statement.)

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Ecopetrol S.A.

_________________

PROSPECTUS

July 26, 2013

_________________

ECOPETROL S.A.

US$2,000,000,000 5.875% Notes due 2045

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Deutsche Bank Securities	Goldman, Sachs & Co.

May 20, 2014